EXHIBIT 4.1

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE, dated as of June 6, 2018 (this “Supplemental Indenture”), among Windstream Services, LLC, a Delaware limited liability company (as successor to Windstream Corporation) (the “Company”), Windstream Finance Corp. (the “Co-Issuer” and, together with the Company, the “Issuers”), the other subsidiaries of the Company party hereto (the “Guarantors”) and U.S. Bank National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee”) and notes collateral agent (the “Notes Collateral Agent”).

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee and Notes Collateral Agent an indenture (as amended or supplemented from time to time prior to the date of this Supplemental Indenture, the “Indenture”), dated as of November 6, 2017 providing for the issuance of the Issuers’ 8.625% Senior First Lien Notes due 2025 (the “Notes”);

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuers solicited and received consents (the “Consent Solicitation”), upon the terms and subject to the conditions set forth in the Issuers’ Consent Solicitation Statement dated May 30, 2018 (as amended and supplemented as of the date of this Supplemental Indenture, the “Consent Solicitation Statement”), of Holders representing a majority in aggregate principal amount of the outstanding Notes, for the Issuers, the Guarantors, the Trustee and the Notes Collateral Agent to enter into a supplemental indenture for the purpose of amending or supplementing the Indenture or the Notes, and to approve the terms of the Junior Priority Lien Intercreditor Agreement (as defined below);

WHEREAS, pursuant to the Consent Solicitation and Section 9.02 of the Indenture, Holders representing a majority in aggregate principal amount of the outstanding Notes (the “Requisite Percentage”) have agreed to amend certain terms and provisions of the Indenture, as set forth in Article 1 of this Supplemental Indenture (the “Proposed Amendments”), including the approval of a form of the Junior Priority Lien Intercreditor Agreement;

WHEREAS, the Issuers desire to make the Proposed Amendments, including approval of a form of Junior Priority Lien Intercreditor Agreement;

WHEREAS, the Issuers have delivered to the Trustee, pursuant to Sections 7.02(b), 9.02 and 9.06 of the Indenture, an Officers’ Certificate and an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture, and has been duly approved and authorized by the Board of Directors of each Issuer;

WHEREAS, Section 9.04 of the Indenture provides that an amendment, supplement or waiver which becomes effective in accordance with its terms shall bind every Holder thereafter in accordance with its terms; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture a valid and binding obligation of the Issuers and the Guarantors have been completed, subject to certain terms, conditions and limitations as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

Section 1.01 New Definitions.

The following definitions shall be added to the Indenture:

“Junior Lien Priority” means Indebtedness that is secured by a Lien that is (a) junior in priority to the Liens on the Collateral securing the Notes and the Note Guarantees and (b) subject to the Junior Priority Lien Intercreditor Agreement. For the avoidance of doubt, more than one series or tranche of Junior Priority Lien Obligations may be issued or incurred from time to time, and not all series or tranches of Junior Priority Lien Obligations must necessarily rank pari passu with each other.

“Junior Priority Lien Collateral Agent” means, with respect to any series of Junior Priority Lien Obligations, the trustee, administrative agent, collateral agent or other debt representative for such series of Junior Priority Lien Obligations, until a successor replaces it and thereafter means such successor.

“Junior Priority Lien Documents” means, with respect to any series of Junior Priority Lien Obligations, the notes, guarantees, indentures, security documents and other operative agreements evidencing or governing such Junior Priority Lien Obligations, including each agreement entered into for the purpose of securing any series of Junior Priority Lien Obligations, and including the Junior Priority Lien Security Documents.

“Junior Priority Lien Intercreditor Agreement” means the intercreditor agreement, substantially in the form of Exhibit A to the Second Supplemental Indenture, among the Notes Collateral Agent, the Authorized Representatives of the holders of the Credit Facility Obligations, the representatives of each other series of First Priority Lien Obligations that become party to the agreement, the representative or representatives of the holders of Junior Priority Lien Obligations, the Issuers and the Guarantors party thereto from time to time, as amended, amended and restated, supplemented, waived, modified, renewed or replaced in accordance with this Indenture from time to time. For the avoidance of doubt, (i) the form of Junior Priority Lien Intercreditor Agreement set forth in Exhibit A to the Second Supplemental Indenture may be amended or modified in accordance with the terms of Article Nine of the Indenture before the Junior Priority Lien Intercreditor Agreement has been entered into by the parties thereto) and (ii) nothing in the Indenture shall prevent any one or more series or tranches of Junior Priority Lien Obligations from entering into one or more intercreditor agreements among themselves, among other things establishing relative lien priorities among such Junior Priority Lien Obligations, so long as such series or tranches are all subject to the Junior Priority Lien Intercreditor Agreement.

“Junior Priority Lien Obligations” means any junior priority lien obligations that are secured by Liens on the Collateral having a junior priority to the Liens securing the Notes and the Note Guarantees, including without limitation all obligations under the Junior Priority Lien Documents.

“Junior Priority Lien Security Documents” means the Junior Priority Lien Intercreditor Agreement, the security documents granting a security interest in any assets of any Person to secure any Junior Priority Lien Obligations, and each other agreement entered into in favour of any Junior Priority Lien Collateral Agent for the purpose of securing any series of Junior Priority Lien Obligations, as each may be amended, restated, supplemented or otherwise modified in accordance with this Indenture from time to time.

“Second Supplemental Indenture” means the supplemental indenture dated as of June 6, 2018 among the Company, the Co-Issuer, the Guarantors, the Trustee and the Notes Collateral Agent to the Indenture, as it may amended or modified in accordance with the terms of the Indenture.

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Section 1.02 Amendments to Certain Definitions

(a) Clause (1) of the definition of “Permitted Liens” in the Indenture shall be amended by adding the following underlined text: “Liens securing First-Priority Lien Obligations and/or Junior Priority Lien Obligations in an amount when created or Incurred, together with the amount of all other obligations secured by a Lien under this clause (1) at that time outstanding (and any Permitted Refinancing Indebtedness Incurred in respect thereof) and (in the case of clause (B) only) any Liens securing obligations in respect of the 6.75% Notes due 2028 of AC Holdings, not to exceed the greater of (A) the sum of (i) the amount of Indebtedness Incurred and outstanding at such time under Section 4.09(b)(i), (iii), (iv) and (xv) plus (ii) the amount of Indebtedness available for Incurrence at such time under Section 4.09(b)(i), (iii), (iv) and (xv) and (B) the product of (x) 2.50 and (y) the Company’s Consolidated Cash Flow for the most recent four fiscal quarters for which internal financial statements are available at such time, which Consolidated Cash Flow shall be calculated on a pro forma basis in the manner set out in clause (a) of the definition of “Consolidated Leverage Ratio”; provided that (i) if any such Indebtedness has Pari Passu Lien Priority or Junior Lien Priority relative to the Notes with respect to the Collateral, then it shall not be secured by any other assets that do not constitute Collateral and (ii)(A) in the case of any such Liens securing First-Priority Lien Obligations, such First-Priority Lien Obligations shall be subject to the Pari Passu Intercreditor Agreement, and (B) in the case of any such Liens securing Junior Priority Lien Obligations, such Junior Priority Lien Obligations shall be subject to the Junior Priority Lien Intercreditor Agreement and any Junior Priority Lien Obligations that may be incurred by the Issuers and the Guarantors from time to time under the Indenture may be second-priority Indebtedness or other junior secured Indebtedness (including without limitation third-priority Indebtedness);”

(b) The definition of “Applicable Authorized Representative” in the Indenture shall be amended by adding the following underlined text: ““Applicable Authorized Representative” has the meaning set forth in the Pari Passu Intercreditor Agreement and, if applicable, the Junior Priority Lien Intercreditor Agreement.”

(c) The definition of “Applicable Collateral Agent” in the Indenture shall be amended by adding the following underlined text: ““Applicable Collateral Agent” has the meaning set forth in the Pari Passu Intercreditor Agreement and, if applicable, the Junior Priority Lien Intercreditor Agreement.”

(d) The definition of “Authorized Representative” in the Indenture shall be amended by adding the following underlined text: ““Authorized Representative” means, (a) with respect to any series of First Priority Lien Obligations, the trustee, administrative agent, collateral agent or other debt representative for such series of First-Priority Lien Obligations under the Pari Passu Intercreditor Agreement, as applicable, and (b) with respect to any series of Junior Priority Lien Obligations, the trustee, administrative agent, collateral agent or other debt representative for such series of Junior Priority Lien Obligations under the Junior Priority Lien Intercreditor Agreement, as applicable. The Notes Authorized Representative is the initial Authorized Representative for the Notes Obligations.”

(e) Clause (a) of the definition of “Collateral and Guarantee Requirement” in the Indenture shall be amended by adding the following underlined text: “the Notes Collateral Agent shall have received from each Guarantor (A) either (i) counterparts of the Note Guarantees, the Pari Passu Intercreditor Agreement and the Security Documents, duly executed and delivered on behalf of such Guarantor, or (ii) in the case of any Person that becomes a Guarantor after the Issue Date, supplements to the Note Guarantees, the Pari Passu Intercreditor Agreement and the Security Documents, in the form specified therein, duly executed and delivered on behalf of such Person (within the time frames required thereby) and (B) a counterpart of the Junior Priority Lien Intercreditor Agreement (if then in effect), duly executed and delivered on behalf of such Guarantor;”

(f) The definition of “Notes Authorized Representative” in the Indenture shall be amended by adding the following underlined text: ““Notes Authorized Representative” means U.S. Bank National Association in its capacity as representative of the Notes Obligations under the Pari Passu Intercreditor Agreement and, if applicable, the Junior Priority Lien Intercreditor Agreement.”

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Section 1.03 Amendments to Certain Sections of the Indenture

(a) Section 6.10(a) of the Indenture shall be amended by adding the following underlined text and deleting the following strikethrough text: “If the Trustee, the Notes Collateral Agent or any Agent, as the case may be, collects any money pursuant to this Article Six (including upon any realization of any Lien upon Collateral), it shall, subject to the terms of the Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement, pay out the money in the following order:”

(b) Section 9.01 of the Indenture shall be amended by adding the following underlined text and deleting the following strikethrough text:

(i)	“(a) Notwithstanding Section 9.02, with respect to the Notes, the Issuers, the Guarantors, the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes, the Note Guarantees, the Security Documents ~~or~~, the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement without the consent of any Holder of a Note”

(ii)	“(iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture, the Notes, the Security Documents ~~or~~, the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement of any such Holder;”

(iii)	“(x) to provide for the accession of any parties to the Security Documents or the Junior Priority Lien Documents, as applicable (and other amendments to such documents that in either case are administrative or ministerial in nature) in connection with an incurrence of Additional First-Priority Lien Obligations or Junior Priority Lien Obligations, as applicable, in each case as permitted by this Indenture”

(iv)	“(xii) to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in (A) the Pari Passu Intercreditor Agreement, taken as a whole, or any joinder thereto, or (B) the Junior Priority Lien Intercreditor Agreement, taken as a whole, or any joinder thereto;”

(v)	“Upon the request of the Issuers, and upon receipt by the Trustee of any documents requested under Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture, Security Document ~~or~~, Pari Passu Intercreditor Agreement or Junior Priority Lien Intercreditor Agreement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties, protections, privileges, indemnities or immunities under this Indenture, the Security Documents ~~or~~, the Pari Passu Intercreditor Agreement, the Junior Priority Lien Intercreditor Agreement or otherwise.”

(c) Section 9.02 of the Indenture shall be amended by adding the following underlined text and deleting the following strikethrough text:

(i)	“(a) Except as otherwise provided in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees, the Security Documents ~~or~~, the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes (and related Note Guarantees), the Security Documents ~~or~~, the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

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(ii)	“(c) Upon the request of the Issuers and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Issuers in the execution of such amendment or supplement unless any amendment or supplement to this Indenture, the Security Documents ~~or~~, the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement directly affects the Trustee’s own rights, duties, protections, privileges, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.”

(iii)	“(e) After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes, the Security Documents ~~or~~, the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement. However, with respect to the Notes, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(iv)	“(xi) amend or modify any of the provisions of this Indenture, the Notes, the Security Documents ~~or~~, the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee; and”

(v)	“(f) Without the consent of the holders of at least 66⅔% in principal amount of the then outstanding Notes (including Additional Notes, if any), no amendment, supplement or waiver may modify any Security Document or the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement, or the provisions in this Indenture dealing with the Collateral (including, without limitation, this Section 9.02), the Security Documents ~~or~~, the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement, that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture, the Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement) or change or alter the priority of the security interests in the Collateral.”

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(d) Section 9.06 of the Indenture shall be amended by adding the following underlined text and deleting the following strikethrough text: “The Trustee and/or the Notes Collateral Agent shall sign any amendment or supplement to this Indenture, any Note, the Security Documents ~~or~~, the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement, authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities, protections, privileges, indemnities or immunities of the Trustee and/or the Notes Collateral Agent. In executing any such amendment or supplement or Note, the Trustee and/or the Notes Collateral Agent shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

(e) Section 10.01 of the Indenture shall be amended by adding the following underlined text and deleting the following strikethrough text:

(i)	“(a) The due and punctual payment of the Obligations, including payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, according to the terms hereunder or thereunder, and all other obligations of the Issuers and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Note Guarantees, the Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and, if applicable, the Junior Priority Lien Intercreditor Agreement are secured as provided in the Security Documents which the Issuers and Guarantors have entered into simultaneously with the execution of this Indenture and will be secured by Security Documents hereafter delivered as required by the Indenture. The Trustee and the Issuers hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee, in each case pursuant and subject to the terms of the Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement.

(ii)	“(b) Each Holder, by its acceptance of a Note, consents and agrees to the terms and the form of the Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement (including, without limitation, the provisions providing for possession, use, release and foreclosure of Collateral and the terms of the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement) as the same may be in effect or may be amended from time to time in accordance with its terms and the terms of this Indenture and agrees that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of First-Priority Obligations in all or any part of the Collateral. Each Holder, by its acceptance of a Note, (i) authorizes the Trustee to appoint the Notes Authorized Representative to act on its behalf as the Notes Authorized Representative under this Indenture and the Security Documents, (ii) authorizes the Trustee and the Notes Authorized Representative to appoint the Notes Collateral Agent to act on its behalf as the Notes Collateral Agent under this Indenture, the Security Agreement and under each of the other Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement, (iii) authorizes and directs the Notes Collateral Agent to enter into the Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith and (iv) authorizes the Trustee and the Notes Authorized Representative to authorize the Notes Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Notes Collateral Agent by the terms of the Security Agreement and the other Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any grantor thereunder to secure any of the First-Priority Obligations, together with such powers and discretion as are reasonably incidental thereto.

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(c) Each Holder, by its acceptance of a Note, authorizes the Notes Collateral Agent, the Notes Authorized Representative and the Trustee, as applicable, to enter into the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement (or, if either such agreement is terminated, any substantially identical intercreditor agreement on behalf of, and binding with respect to, the Holders and their interest in designated assets, in connection with the incurrence of any First-Priority Obligations or Junior Priority Lien Obligations, respectively). The Notes Collateral Agent or the Notes Authorized Representative, as applicable, will enter into any such future intercreditor agreement (including the Junior Priority Lien Intercreditor Agreement) at the request of the Issuers, provided that the Issuers will have delivered to the Trustee and the Notes Collateral Agent or the Notes Authorized Representative, as the case may be, an Officer’s Certificate and Opinion of Counsel to the effect that such other intercreditor agreement is authorized or permitted by this Indenture and the Security Documents and that all conditions precedent thereto have been met or waived. Nothing herein shall prevent one or more series or tranches of Junior Priority Lien Obligations from entering into one or more intercreditor agreements, among other things establishing relative lien priorities among such Junior Priority Lien Obligations, so long as such series or tranches are all subject to the Junior Priority Lien Intercreditor Agreement.

(d) Each Holder, by its acceptance of a Note, acknowledges that any Junior Priority Lien Obligations incurred by the Issuers or the Guarantors may be subject to one or more separate intercreditor agreements establishing relative lien priorities as between such Junior Priority Lien Obligations, and governing the relative rights, benefits and privileges as among the holders thereof. Upon the receipt by the Collateral Agent of a written request of the Company signed by two of its Officers (an “Intercreditor Document Order”), the Notes Collateral Agent is hereby authorized and directed to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any such separate intercreditor agreements, so long as (1) such Junior Priority Lien Obligations are subject to the Junior Priority Lien Intercreditor Agreement, (2) such intercreditor agreement does not adversely affect the rights, duties, liabilities, protections, privileges, indemnities or immunities of the Notes Collateral Agent under this Indenture, the Notes, the Note Guarantees, the Security Documents, the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement, and (3) the Issuers shall deliver to the Collateral Agent an Officers’ Certificate and Opinion of Counsel stating the execution of such agreement is authorized or permitted by the Indenture and is not prohibited by, and the terms of such intercreditor agreement do not violate or conflict with, the provisions of this Indenture, the Notes, the Note Guarantees, the Security Documents, the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement. Such Intercreditor Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is an Intercreditor Document Order referred to in, this clause (d), and (ii) instruct the Notes Collateral Agent to execute and enter into such intercreditor agreement. Any such execution of a Collateral Document shall be at the direction and expense of the Issuer.”

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(f) Section 10.03 of the Indenture shall be amended by adding the following underlined text and deleting the following strikethrough text:

(i)	“(b) The Trustee and the Notes Authorized Representative hereby appoint U.S. Bank National Association to act on its behalf as the Notes Collateral Agent under this Indenture, the Security Agreement, each of the other Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement, and U.S. Bank National Association agrees to act as such. The provisions of this Section 10.03 are solely for the benefit of the Notes Collateral Agent and none ~~of the Trustee, any~~ of the Holders shall have any rights as a third party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provisions of this Indenture, the Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement, if applicable, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement, if applicable, to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or fiduciary relationship with the Trustee, any Holder or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents ~~and~~, the Pari Passu Intercreditor Agreement, the Junior Priority Lien Intercreditor Agreement, if applicable, or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.”

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(ii)	“(c) Subject to the provisions of the applicable Security Document ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Security Documents to which it is a party, the Pari Passu Intercreditor Agreement, the Junior Priority Lien Intercreditor Agreement, if applicable, and all agreements, power of attorney, documents and instruments incidental thereto, and act in accordance with the terms thereof. The Notes Collateral Agent shall hold (directly or through any agent) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the holders of Liens on the Collateral created by the Security Documents for their benefit, subject to the provisions of the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement, if applicable.”

(iii)	“(d) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article Six, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement, if applicable.”

(iv)	“(e) The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Issuer or Guarantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of any Issuer’s or any Guarantor’s property constituting Collateral has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Documents ~~or~~, the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement, if applicable, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Notes Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.”

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(g) Section 10.05(b) of the Indenture shall be amended by adding the following underlined text: “Upon the occurrence and during the continuation of an Event of Default and subject to the provisions of the Security Agreement, and subject to the provisions of Section 7.01 and Section 7.02, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Notes Authorized Representative to direct the Notes Collateral Agent to, take all actions it deems necessary or appropriate in order to: (i) enforce any of the terms of the Security Documents or the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement; and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder.”

(h) Section 10.05(c) of the Indenture shall be amended by adding the following underlined text: “Subject to the provisions of the Security Agreement and the other Security Documents and the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement, the Trustee and the Notes Collateral Agent will have power to institute and maintain such suits and proceedings, at the expense of the Issuers, as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, the Pari Passu Intercreditor Agreement, the Junior Priority Lien Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee or the Notes Collateral Agent). Nothing in this Section 10.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

(i) Section 10.06 of the Indenture shall be amended by adding the following underlined text and deleting the following strikethrough text: “Subject to the provisions of the Security Agreement, the Notes Authorized Representative is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents ~~and~~, the Pari Passu Intercreditor Agreement and the Junior Priority Lien Intercreditor Agreement, and to make further distributions of such funds to the Trustee for further distribution to the Holders according to the provisions of this Indenture.”

(j) Section 13.07 of the Indenture shall be amended by adding the following underlined text: “No director, officer, employee, incorporator, stockholder, member, manager or partner of any Issuer or Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents ~~or~~, the Pari Passu Intercreditor Agreement or the Junior Priority Lien Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.”

ARTICLE 2

Section 2.01 Approval of the Junior Priority Lien Intercreditor Agreement.

(a) The Holders hereby approve the form of the Junior Priority Lien Intercreditor Agreement and authorize the Notes Collateral Agent to execute the Junior Priority Lien Intercreditor Agreement upon the issuance or incurrence of any Junior Priority Lien Obligations by the Issuers and the Guarantors.

ARTICLE 3

Section 3.01 Instruments To Be Read Together.

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together.

10

Section 3.02 Confirmation.

The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 3.03 Terms Defined.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 3.04 Headings.

The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 3.05 Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 3.06 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages hereto by facsimile or electronic mail/PDF transmission shall constitute effective execution and delivery of such document as to the parties hereto and may be used in lieu of the original document for all purposes. Signatures of the parties hereto or thereto transmitted by facsimile or electronic mail in PDF format shall be deemed to be their original signatures for all purposes.

Section 3.07 Severability.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable as determined by a court order of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.08 Effectiveness; Termination.

This Supplemental Indenture will become legally effective immediately upon its execution by the parties hereto in accordance with the provisions of Sections 9.02 and 9.04 of the Indenture.

Section 3.09 Acceptance by Trustee

The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.

Section 3.10 Trustee Disclaimer.

The recitals contained herein and the statements made in any Officers’ Certificate shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness, and none of the recitals contained herein or the statements made in any Officers’ Certificate are intended to or shall be construed as statements made or agreed to by the Trustee. The Trustee makes no representations as to the statements made in the Consent Solicitation Statement or the validity or sufficiency of the Consent Solicitation, the Consent Solicitation Statement, or this Supplemental Indenture or the consequences of any amendment provided herein.

[Signatures on following page]

11

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

WINDSTREAM SERVICES, LLC, as Issuer

By:	/s/ Tony Thomas
Name: Tony Thomas
Title: President and Chief Executive Officer

WINDSTREAM FINANCE CORP., as Co-Issuer

By:	/s/ Tony Thomas
Name: Tony Thomas
Title: President and Chief Executive Officer

[Signature page to the Supplemental Indenture]

GUARANTORS:

ALLWORX CORP.
ARC NETWORKS, INC.
ATX COMMUNICATIONS, INC.
ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC
BOB, LLC
BOSTON RETAIL PARTNERS, LLC
BRIDGECOM HOLDINGS, INC.
BRIDGECOM SOLUTIONS GROUP, INC.
BROADVIEW NETWORKS OF MASSACHUSETTS, INC.
BROADVIEW NETWORKS OF VIRGINIA, INC.
BUFFALO VALLEY MANAGEMENT SERVICES, INC.
BUSINESS TELECOM OF VIRGINIA, INC.
BV-BC ACQUISITION CORPORATION
CAVALIER IP TV, LLC
CAVALIER SERVICES, LLC
CAVALIER TELEPHONE, L.L.C.
CCL HISTORICAL, INC.
CHOICE ONE COMMUNICATIONS OF CONNECTICUT, INC.
CHOICE ONE COMMUNICATIONS OF MAINE INC.
CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC.
CHOICE ONE COMMUNICATIONS OF OHIO INC.
CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC.
CHOICE ONE COMMUNICATIONS OF VERMONT INC.
CHOICE ONE OF NEW HAMPSHIRE INC.
CINERGY COMMUNICATIONS COMPANY OF VIRGINIA, LLC
CONESTOGA ENTERPRISES, INC.
CONESTOGA MANAGEMENT SERVICES, INC.
CONNECTICUT BROADBAND, LLC
CONNECTICUT TELEPHONE & COMMUNICATION SYSTEMS, INC.
CONVERSENT COMMUNICATIONS LONG DISTANCE, LLC
CONVERSENT COMMUNICATIONS OF CONNECTICUT, LLC
CONVERSENT COMMUNICATIONS OF MAINE, LLC
CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, INC.
CONVERSENT COMMUNICATIONS OF NEW HAMPSHIRE, LLC

[Signature Page to the Supplemental Indenture]

CONVERSENT COMMUNICATIONS OF RHODE ISLAND, LLC
CONVERSENT COMMUNICATIONS OF VERMONT, LLC
CORECOMM COMMUNICATIONS, LLC
CORECOMM-ATX, INC.
CTC COMMUNICATIONS OF VIRGINIA, INC.
D&E COMMUNICATIONS, LLC
D&E MANAGEMENT SERVICES, INC.
D&E NETWORKS, INC.
EARTHLINK BUSINESS HOLDINGS, LLC
EARTHLINK HOLDINGS, LLC
EARTHLINK SERVICES, LLC
EARTHLINK SHARED SERVICES, LLC
EARTHLINK, LLC
EQUITY LEASING, INC.
EUREKA BROADBAND CORPORATION
EUREKA HOLDINGS, LLC
EUREKA NETWORKS, LLC
EUREKA TELECOM OF VA, INC.
HEART OF THE LAKES CABLE SYSTEMS, INC.
INFOHIGHWAY COMMUNICATIONS CORPORATION
INFO-HIGHWAY INTERNATIONAL, INC.
INFOHIGHWAY OF VIRGINIA, INC.
IOWA TELECOM DATA SERVICES, L.L.C.
IOWA TELECOM TECHNOLOGIES, LLC
IWA SERVICES, LLC
KDL HOLDINGS, LLC
MCLEODUSA INFORMATION SERVICES LLC
MCLEODUSA PURCHASING, L.L.C.
MPX, INC.
NORLIGHT TELECOMMUNICATIONS OF VIRGINIA, LLC
OKLAHOMA WINDSTREAM, LLC
OPEN SUPPORT SYSTEMS LLC
PAETEC COMMUNICATIONS OF VIRGINIA, LLC
PAETEC HOLDING, LLC
PAETEC ITEL, L.L.C.
PAETEC REALTY LLC
PAETEC, LLC
PCS LICENSES, INC.
PROGRESS PLACE REALTY HOLDING COMPANY, LLC
REVCHAIN SOLUTIONS, LLC
SM HOLDINGS, LLC
TALK AMERICA OF VIRGINIA, LLC
TELEVIEW, LLC
TEXAS WINDSTREAM, LLC
US LEC OF ALABAMA LLC
US LEC OF FLORIDA LLC

[Signature Page to the Supplemental Indenture]

US LEC OF SOUTH CAROLINA LLC
US LEC OF TENNESSEE LLC
US LEC OF VIRGINIA L.L.C.
US XCHANGE OF ILLINOIS, L.L.C.
US XCHANGE OF MICHIGAN, L.L.C.
US XCHANGE OF WISCONSIN, L.L.C.
US XCHANGE, INC.
VALOR TELECOMMUNICATIONS OF TEXAS, LLC
WIN SALES & LEASING, INC.
WINDSTREAM ALABAMA, LLC
WINDSTREAM ARKANSAS, LLC
WINDSTREAM BV HOLDINGS, INC.
WINDSTREAM CAVALIER, LLC
WINDSTREAM COMMUNICATIONS KERRVILLE, LLC
WINDSTREAM COMMUNICATIONS TELECOM, LLC
WINDSTREAM CTC INTERNET SERVICES, INC.
WINDSTREAM DIRECT, LLC
WINDSTREAM EN-TEL, LLC
WINDSTREAM HOLDING OF THE MIDWEST, INC.
WINDSTREAM IOWA COMMUNICATIONS, LLC
WINDSTREAM IOWA-COMM, LLC
WINDSTREAM KDL-VA, LLC
WINDSTREAM KERRVILLE LONG DISTANCE, LLC
WINDSTREAM LAKEDALE LINK, INC.
WINDSTREAM LAKEDALE, INC.
WINDSTREAM LEASING, LLC
WINDSTREAM LEXCOM ENTERTAINMENT, LLC
WINDSTREAM LEXCOM LONG DISTANCE, LLC
WINDSTREAM LEXCOM WIRELESS, LLC
WINDSTREAM MONTEZUMA, LLC
WINDSTREAM NETWORK SERVICES OF THE MIDWEST, INC.
WINDSTREAM NORTHSTAR, LLC
WINDSTREAM NUVOX ARKANSAS, LLC
WINDSTREAM NUVOX ILLINOIS, LLC
WINDSTREAM NUVOX INDIANA, LLC
WINDSTREAM NUVOX KANSAS, LLC
WINDSTREAM NUVOX OKLAHOMA, LLC
WINDSTREAM OKLAHOMA, LLC
WINDSTREAM SHAL NETWORKS, INC.
WINDSTREAM SHAL, LLC
WINDSTREAM SOUTH CAROLINA, LLC
WINDSTREAM SUGAR LAND, LLC
WINDSTREAM SUPPLY, LLC
XETA TECHNOLOGIES, INC.

By:	/s/ Tony Thomas
Name: Tony Thomas
Title: President and Chief Executive Officer

[Signature Page to the Supplemental Indenture]

GUARANTORS:

SOUTHWEST ENHANCED NETWORK
SERVICES, LLC

By:	Windstream Services, LLC, its sole member

By:	/s/ Tony Thomas
Name: Tony Thomas
Title: President and Chief Executive Officer

WINDSTREAM SOUTHWEST LONG
DISTANCE, LLC

By: Windstream Services, LLC, its sole member

By:	/s/ Tony Thomas
Name: Tony Thomas
Title: President and Chief Executive Officer

[Signature page to the Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
solely in its capacity as Trustee and Notes Collateral
Agent

By:	/s/ Mark C. Hallam
Name: Mark C. Hallam
Title: Assistant Vice President

[Signature page to the Supplemental Indenture]

EXHIBIT A

FORM OF JUNIOR PRIORITY LIEN INTERCREDITOR AGREEMENT

POSTING VERSION

[FORM OF] JUNIOR LIEN INTERCREDITOR AGREEMENT
WINDSTREAM SERVICES, LLC

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.,
as First Lien Collateral Agent and First Lien Administrative Agent
for the First Lien Secured Parties and as First-Priority Collateral Agent,

U.S. BANK NATIONAL ASSOCIATION,
as Initial Other First-Priority Collateral Agent for the
Initial Other First-Priority Secured Parties

and

[____________________],

as Second Lien Collateral Agent and Second-Priority Collateral Agent
for the Second-Priority Secured Parties

[________], 20[__]

i

ii

Exhibits
Exhibit A	Form of Joinder Agreement (Other First-Priority Obligations)
Exhibit B	Form of Joinder Agreement (Other Second-Priority Obligations)

iii

JUNIOR LIEN INTERCREDITOR AGREEMENT

JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [____], 20[_], among JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as First Lien Collateral Agent, U.S. BANK NATIONAL ASSOCIATION, as Initial Other First-Priority Collateral Agent, and [●], as Second Lien Collateral Agent [and Second Lien Trustee].

A. WINDSTREAM SERVICES, LLC, a Delaware limited liability company (the “Borrower” or the “Company”), the lenders from time to time party thereto, and JPMorgan, as administrative agent and collateral agent, are party to that certain Sixth Amended and Restated Credit Agreement dated as July 17, 2006, as amended and restated as of April 24, 2015 (and as further amended, amended and restated, supplemented or modified from time to time in accordance with the terms of this Agreement, the “Initial First Lien Credit Agreement”). The Obligations of the Borrower under the First Lien Credit Agreement and the other First Lien Documents constitute First Lien Obligations hereunder.

B. The Borrower, the Co-Issuer (as defined below), the guarantors identified therein, and U.S. Bank National Association, as trustee and collateral agent, are parties to that certain indenture, dated as of November 6, 2017 (as amended, restated, supplemented or otherwise modified, Refinanced or replaced from time to time), with respect to the 8.625% senior secured first lien notes due 2025 of the Borrower and the Co-Issuer (the “Initial First Lien Indenture”).

C. The Borrower, the guarantors identified therein, and [●], as trustee and collateral agent, are parties to that certain [indenture], dated as of [●] (as amended, restated, supplemented or otherwise modified, Refinanced or replaced from time to time), with respect to [●] (the “[Initial Second Lien Indenture]”).1 The Obligations of the Borrower under the Initial Second Lien Indenture and the other Second Lien Documents constitute Second Lien Obligations hereunder.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” shall mean this Junior Lien Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

____________________

1 Form to be updated to reflect the form of initial second lien debt issuance.

“Bankruptcy Law” shall mean Title 11 of the United States Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” shall have the meaning set forth in the recitals.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Co-Issuer” shall mean Windstream Finance Corp., a Delaware corporation, as co-issuer of the Initial Other First-Priority Obligations.

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both First-Priority Collateral and Second-Priority Collateral.

“Company” shall have the meaning set forth in the recitals.

“Comparable Second-Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any First-Priority Collateral Document, those Second-Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“Deposit Account” shall have the meaning set forth in the Uniform Commercial Code.

“Deposit Account Collateral” shall mean that part of the Common Collateral (if any) comprised of or contained in Deposit Accounts or Securities Accounts.

“DIP Financing” shall have the meaning set forth in Section 6.01(a).

“Discharge” means, with respect to any Common Collateral and any Series (or, if applicable, all then-outstanding Series) of First-Priority Obligations or of Second-Priority Obligations, as applicable, that such Series (or, if applicable, all such Series) of First-Priority Obligations or of Second-Priority Obligations is no longer secured by such Common Collateral pursuant to the terms of the First-Priority Collateral Documents or Second-Priority Collateral Documents, as applicable.

“Discharge of First-Priority Obligations” shall mean at any applicable time, except to the extent otherwise provided in Section 5.07, the Discharge of all First-Priority Obligations then outstanding at such time; provided that the Discharge of First-Priority Obligations shall not be deemed to have occurred if the applicable payments are made with the proceeds of other First-Priority Obligations that constitute an exchange or replacement for or a Refinancing of such First-Priority Obligations.

“Financing Documents” shall mean the First Lien Documents, the Initial Other First-Priority Collateral Documents, the Other First-Priority Documents, the Second Lien Documents and the Other Second-Priority Documents.

“First Lien Administrative Agent” shall mean the administrative agent for the First Lien Claimholders, together with its successors or co-agents in substantially the same capacity as may, from time to time, be appointed pursuant to the First Lien Credit Agreement. As of the date hereof, JPMorgan shall be the First Lien Administrative Agent.

“First Lien Claimholders” shall mean the holders of any First Lien Obligations, including the First Lien Administrative Agent and the First Lien Collateral Agent.

“First Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations.

“First Lien Collateral Agent” shall mean the collateral agent for the First Lien Claimholders, together with its successors or co-agents in substantially the same capacity as may, from time to time, be appointed pursuant to the First Lien Credit Agreement. As of the date hereof, JPMorgan shall be the First Lien Collateral Agent.

“First Lien Collateral Agreement” shall mean (a) the Security Agreement dated as of April 24, 2015, among the Company, as borrower, the guarantors identified therein and the First Lien Collateral Agent, as amended, restated, supplemented, replaced or otherwise modified from time to time and (b) any other collateral agreement entered into from time to time in respect of any First Lien Credit Agreement and designated by the Company as a “First Lien Collateral Agreement,” as amended, restated, supplemented or other modified from time to time.

“First Lien Collateral Documents” shall mean the First Lien Collateral Agreement and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any First Lien Obligations, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“First Lien Credit Agreement” shall mean the Initial First Lien Credit Agreement, as amended, restated, supplemented, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, Refinanced, extended or otherwise modified from time to time, including any agreement extending the maturity thereof, Refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, (including in this definition any Refinancing, replacement, restructuring or new debt facility designated by the Company as a “First Lien Credit Agreement” pursuant to Section 8.03).

“First Lien Documents” shall mean (a) the First Lien Credit Agreement and the First Lien Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any First Lien Document described in clause (a) above evidencing or governing any obligations thereunder, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“First Lien Obligations” shall mean all Obligations of the Company and other obligors under the First Lien Credit Agreement or any of the other First Lien Documents, and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the First Lien Documents and the performance of all other Obligations of the obligors thereunder to the First Lien Secured Parties under the First Lien Documents, according to the respective terms thereof (provided that First Lien Obligations shall exclude any such obligations the incurrence of which was not permitted under each First-Priority Document and each Second-Priority Document extant at the time of the incurrence or issuance thereof).

“First Lien Secured Parties” shall mean the holders of any First Lien Obligations, including the First Lien Administrative Agent and the First Lien Collateral Agent.

“First-Priority Collateral” shall mean the First Lien Collateral, the Initial Other First-Priority Collateral and all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Other First-Priority Obligations (other than the First Lien Obligations and the Initial Other First Priority Obligations.

“First-Priority Collateral Agent” shall mean such agent or trustee as is designated “First-Priority Collateral Agent” by First-Priority Secured Parties pursuant to the terms of the Pari Passu Intercreditor Agreement (if then in effect) and the First-Priority Documents; it being understood that as of the date of this Agreement, the First Lien Collateral Agent shall be so designated First-Priority Collateral Agent.

“First-Priority Collateral Documents” shall mean (a) the First Lien Collateral Documents, (b) Initial Other First-Priority Collateral Documents, and (c) any documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Other First-Priority Obligations, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“First-Priority Documents” shall mean (a) the First Lien Documents, (b) Initial Other First-Priority Documents and (c) any Other First-Priority Documents, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“First-Priority Obligations” shall mean (a) the First Lien Obligations, (b) the Initial Other First-Priority Obligations and (c) the Other First-Priority Obligations (if any) (provided that First-Priority Obligations shall exclude any such obligations the incurrence of which was not permitted under each First-Priority Document and each Second-Priority Document extant at the time of the incurrence or issuance thereof).

“First-Priority Representatives” shall mean (a) in the case of the First Lien Obligations, the First Lien Collateral Agent (b) in the case of the Initial Other First-Priority Obligations, the Initial Other First-Priority Collateral Agent, and (c) in the case of any Series of Other First-Priority Obligations, the Other First-Priority Representative with respect thereto. The term “First-Priority Representatives” shall include the First-Priority Collateral Agent as the context requires.

“First-Priority Secured Parties” shall mean (a) the First Lien Secured Parties, (b) the Initial Other First-Priority Secured Parties and (c) the Other First-Priority Secured Parties, including the First-Priority Representatives.

“Grantors” shall mean the Company and each of the Subsidiaries of the Company that has executed and delivered a First-Priority Collateral Document or a Second-Priority Collateral Document.

“Initial First Lien Credit Agreement” shall have the meaning set forth in the recitals.

“Initial First Lien Indenture” shall have the meaning set forth in the recitals.

“Initial Other First-Priority Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Initial Other First-Priority Obligations.

“Initial Other First-Priority Collateral Agent” shall mean U.S. Bank National Association, in its capacity as collateral agent under the Initial First Lien Indenture, and its successors in such capacity.

“Initial Other First-Priority Collateral Documents” shall mean the Initial Other First-Priority Security Agreement and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Initial Other First-Priority Obligations, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Initial Other First-Priority Documents” shall mean (a) the Initial Other First-Priority Indenture and the Initial Other First-Priority Security Agreement and (b) any other related document or instrument executed and delivered pursuant to any Initial Other First-Priority Document described in clause (a) above evidencing or governing any obligations thereunder, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Initial Other First-Priority Indenture” shall mean the Initial First Lien Indenture, as amended, restated, supplemented, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, refinanced, extended or otherwise modified from time to time, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, (including in this definition any refinancing, replacement, restructuring or new debt facility designated by the Company as an “Initial Other First-Priority Indenture” pursuant to Section 8.03).

“Initial Other First-Priority Obligations” shall mean the “Notes Obligations” (as defined in the Initial First Lien Indenture) with respect to the “Notes” (as defined in the Initial First Lien Indenture) issued on the date as of November 6, 2017 and any “Additional Notes” (as defined in the Initial First Lien Indenture) issued after the date hereof, and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Initial Other First-Priority Documents and the performance of all other Obligations of the obligors thereunder to the Initial Other First-Priority Secured Parties under the Initial Other First-Priority Documents, according to the respective terms thereof (provided that Initial Other First-Priority Obligations shall exclude any such obligations the incurrence of which was not permitted under each First-Priority Document and each Second-Priority Document extant at the time of the incurrence or issuance thereof).

“Initial Other First-Priority Secured Parties” shall mean the Persons holding the Initial Other First-Priority Obligations, including the Initial Other First-Priority Representatives.

“Initial Other First-Priority Security Agreement” means the “Security Agreement” as defined in the Initial First Lien Indenture and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Initial Other First-Priority Obligations, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Initial Second Lien Indenture” shall have the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” shall mean (1) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary; (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Exhibit A.

“JPMorgan” shall have the meaning set forth in the preamble.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Obligations” shall mean any principal, interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), penalties, fees indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any indebtedness.

“Other First-Priority Collateral Agent” shall mean, with respect to any Series of Other First-Priority Obligations, any Other First-Priority Representative that acts in the capacity of a collateral agent with respect thereto.

“Other First-Priority Documents” shall mean each of the agreements, documents and instruments providing for, evidencing or securing any Other First-Priority Obligations and any other related document or instrument executed or delivered pursuant to any Other First-Priority Document at any time or otherwise evidencing or securing any indebtedness arising under any Other First-Priority Document, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Other First-Priority Obligations” shall mean any indebtedness or Obligations (other than First Lien Obligations and the Initial Other First-Priority Obligations) of the Grantors that are to be secured with a Lien on the Common Collateral senior to the Liens securing the Second Lien Obligations and are designated by the Company as Other First-Priority Obligations hereunder and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Other First-Priority Documents and the performance of all other Obligations of the obligors thereunder to the Other First-Priority Secured Parties under the Other First-Priority Documents, according to the respective terms thereof (provided that Other First-Priority Obligations shall exclude any such obligations the incurrence of which was not permitted under each First-Priority Document and each Second-Priority Document extant at the time of the incurrence or issuance thereof); provided further, however that the requirements set forth in Section 8.21 shall have been satisfied.

“Other First-Priority Representative” shall mean, with respect to any Series of Other First-Priority Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent, trustee, collateral agent or other representative of such Series or facility by or on behalf of the holders of such Series or facility, and its respective successors in substantially the same capacity as may from time to time be appointed.

“Other First-Priority Secured Parties” shall mean the Persons holding Other First-Priority Obligations, including the Other First-Priority Representatives.

“Other Second-Priority Collateral Agent” shall mean, with respect to any Series of Other Second-Priority Obligations, any Other Second-Priority Representative that acts in the capacity of a collateral agent with respect thereto.

“Other Second-Priority Documents” shall mean each of the agreements, documents and instruments providing for, evidencing or securing any Other Second-Priority Obligations and any other related document or instrument executed or delivered pursuant to any Other Second-Priority Document at any time or otherwise evidencing or securing any indebtedness arising under any Second-Priority Obligations, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Other Second-Priority Obligations” shall mean any indebtedness or Obligations (other than the Second Lien Obligations) of the Grantors that are to be equally and ratably or secured on a junior basis with the Second Lien Obligations and are designated by the Company as Other Second-Priority Obligations hereunder, and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Other Second-Priority Obligations and the performance of all other Obligations of the obligors thereunder to the Other Second-Priority Secured Parties under the Other Second-Priority Documents, according to the respective terms thereof (provided that Other Second-Priority Obligations shall exclude any such obligations the incurrence of which was not permitted under each First-Priority Document and each Second-Priority Document extant at the time of the incurrence or issuance thereof); provided further, however, that the requirements set forth in Section 8.21 shall have been satisfied.

“Other Second-Priority Representative” shall mean, with respect to any Series of Other Second-Priority Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent, trustee, collateral agent or other representative of such Series or facility by or on behalf of the holders of such Series or facility, and its respective successors in substantially the same capacity as may from time to time be appointed.

“Other Second-Priority Secured Parties” shall mean the Persons holding Other Second-Priority Obligations, including the Other Second-Priority Representatives.

“Pari Passu Intercreditor Agreement” shall mean that certain Pari Passu Intercreditor Agreement, dated as of November 6, 2017, by and among the Company, the other Grantors party thereto, the First Lien Collateral Agent and the Initial Other First-Priority Collateral Agent and each additional Other First-Priority Collateral Agent from time to time party there, as amended, amended and restated or otherwise modified from time to time.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” shall mean the Common Collateral in the possession or control of the First-Priority Collateral Agent (or its agents or bailees), to the extent that possession or control thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code.

“Purchase Event” shall have the meaning set forth in Section 5.09.

“Recovery” shall have the meaning set forth in Section 6.04.

“Refinance” means, in respect of any indebtedness and any agreement governing any such Indebtedness, to refinance, extend, increase, renew, defease, amend, restate, amend and restate, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for or refinancing of, such indebtedness in whole or in part, including by adding or replacing lenders, creditors, agents, obligors and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Claimholders” shall mean the holders of any Second Lien Obligations, including the Second Lien Trustee and the Second Lien Collateral Agent.

“Second Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

“Second Lien Collateral Agent” shall mean the collateral agent for the Second Lien Claimholders, together with its successors or co-agents in substantially the same capacity as may, from time to time, be appointed pursuant to the Initial Second Lien Indenture. As of the date hereof, [●] shall be the Second Lien Collateral Agent.

“Second Lien Collateral Agreement” shall mean (a) the “Security Agreement” as defined in the Initial Second Lien Indenture, and (b) any other collateral agreement entered into from time to time in respect of any Second Lien Indenture and designated by the Company as a “Second Lien Collateral Agreement,” as amended, restated, supplemented or other modified from time to time.

“Second Lien Collateral Documents” shall mean the Second Lien Collateral Agreement and any documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Second Lien Obligations, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Second Lien Documents” shall mean (a) the Second Lien Indenture and the Second Lien Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Second Lien Document described in clause (a) above evidencing or governing any Obligations thereunder in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Second Lien Indenture” shall mean the Initial Second Lien Indenture, as amended, restated, supplemented, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, refinanced, extended or otherwise modified from time to time, including any agreement extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, (including in this definition any refinancing, replacement, restructuring or new debt facility designated by the Company as a “Second Lien Indenture” pursuant to Section 8.03).

“Second Lien Obligations” shall mean all Obligations of the Company and other obligors under the Initial Second Lien Indenture or any of the other Second-Priority Documents, and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Second Lien Documents and the performance of all other Obligations of the obligors thereunder to the Second Lien Secured Parties under the Second Lien Documents, according to the respective terms thereof (provided that Second Lien Obligations shall exclude any such obligations the incurrence of which was not permitted under each First-Priority Document and each Second-Priority Document extant at the time of the incurrence or issuance thereof).

“Second Lien Secured Parties” shall mean the holders of any Second Lien Obligations, including the Second Lien Trustee and the Second Lien Collateral Agent.

“Second Lien Trustee” shall mean shall mean [●], in its capacity as indenture trustee under the Second Lien Indenture and the Second Lien Collateral Documents, and its permitted successors in such capacity.

“Second-Priority Collateral” shall mean the Second Lien Collateral and all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Other Second-Priority Obligations.

“Second-Priority Collateral Agent” shall mean such agent or trustee as is designated “Second-Priority Collateral Agent” by Second-Priority Secured Parties holding a majority in principal amount of the Second-Priority Obligations then outstanding; it being understood that as of the date of this Agreement, the Second Lien Collateral Agent shall be so designated Second-Priority Collateral Agent.

“Second-Priority Collateral Documents” shall mean (a) the Second Lien Collateral Documents and (b) any documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Other Second-Priority Obligations, in each case, as Refinanced from time to time in accordance with the terms thereof and subject to the terms hereof.

“Second-Priority Documents” shall mean (a) the Second Lien Documents and (b) the Other Second-Priority Documents.

“Second-Priority Obligations” shall mean (a) the Second Lien Obligations, (b) the Other Second-Priority Obligations and (c) all other Obligations in respect of, or arising under, the Second-Priority Obligations Documents, including all fees and expenses of the collateral agent for any Other Second-Priority Obligations and shall include all interest and fees, which but for the filing of a petition in bankruptcy with respect to the Company or any Grantor, would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding (provided that Second-Priority Obligations shall exclude any such obligations the incurrence of which was not permitted under each First-Priority Document and each Second-Priority Document extant at the time of the incurrence or issuance thereof).

“Second-Priority Representatives” shall mean (a) in the case of the Second Lien Obligations, the Second Lien Collateral Agent and (b) in the case of any Series of Other Second-Priority Obligations, the Other Second-Priority Representative with respect thereto. The term “Second-Priority Representatives” shall include the Second-Priority Collateral Agent as the context requires. For purposes of this definition, no Discharge of Second Lien Obligations with respect to the Second Lien Obligations under the Second Lien Indenture and the Second Lien Documents relating thereto shall be deemed to have occurred if any of the Company or any other Grantor enters into any Refinancing of the Second Lien Indenture, and, in the case of any such Refinancing, the Second Lien Collateral Agent under such Second Lien Indenture shall continue as the Second-Priority Representative for all purposes hereof.

“Second-Priority Secured Parties” shall mean (a) the Second Lien Secured Parties and (b) the Other Second-Priority Secured Parties, including the Second-Priority Representatives.

“Secured Parties” shall mean the First-Priority Secured Parties and the Second-Priority Secured Parties.

“Securities Account” shall have the meaning set forth in the Uniform Commercial Code.

“Series” shall mean (a) the First Lien Obligations, Initial Other First-Priority Obligations and each series of Other First-Priority Obligations, each of which shall constitute a separate Series of First-Priority Obligations, except that to the extent that the First Lien Obligations, the Initial Other First-Priority Obligations and/or any one or more series of such Other First-Priority Obligations (i) are secured by identical collateral held by a common collateral agent and (ii) have their security interests documented by a single set of security documents, such First Lien Obligations, the Initial Other First-Priority Obligations and/or each such series of Other First-Priority Obligations shall collectively constitute a single Series, and (b) the Second Lien Obligations and each series of Other Second-Priority Obligations, each of which shall constitute a separate Series of Second-Priority Obligations, except that to the extent that the Second Lien Obligations and/or any one or more series of such Other Second-Priority Obligations (i) are secured by identical collateral held by a common collateral agent and (ii) have their security interests documented by a single set of security documents, such Second Lien Obligations and/or each such series of Other Second-Priority Obligations shall collectively constitute a single Series.

“Standstill Period” shall have the meaning set forth in Section 3.01(f).

“Subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, otherwise modified or permitted to be Refinanced or replaced in accordance with the terms hereof, in each case to the extent so Refinanced or replaced, in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE 2
Lien Priorities

Section 2.01 Subordination of Liens. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Second-Priority Secured Parties on the Common Collateral or of any Liens granted to the First-Priority Secured Parties on the Common Collateral (or any actual or alleged defect in any of the foregoing), and notwithstanding any provision of the UCC, or any applicable law or the Second-Priority Documents or the First-Priority Documents or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the First-Priority Obligations and/or the Second-Priority Obligations), each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any First-Priority Obligations now or hereafter held by or on behalf of the any First-Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second-Priority Obligations and (b) any Lien on the Common Collateral securing any Second-Priority Obligations now or hereafter held by or on behalf of any Second-Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First-Priority Obligations. All Liens on the Common Collateral securing any First-Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second-Priority Obligations for all purposes, whether or not such Liens securing any First-Priority Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

Section 2.02 Prohibition on Contesting Liens. Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, and each First-Priority Representative, for itself and on behalf of each applicable First-Priority Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority, validity or enforceability of (a) a Lien securing any First-Priority Obligations held (or purported to be held) by or on behalf of any of the First-Priority Secured Parties or any agent or trustee therefor in any First-Priority Collateral or (b) a Lien securing any Second-Priority Obligations held (or purported to be held) by or on behalf of any Second-Priority Secured Party in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any First-Priority Secured Party or any agent or trustee therefor to enforce this Agreement (including the priority of the Liens securing the First-Priority Obligations as provided in Section 2.01) or any of the First-Priority Documents.

Section 2.03 No New Liens. So long as the Discharge of First-Priority Obligations has not occurred, the parties hereto agree that if any Second-Priority Representative shall hold any Lien on any assets of the Company or any other Grantor securing any Second-Priority Obligations that are not also subject to the senior and prior Lien in respect of the First-Priority Obligations under the First-Priority Documents, such Second-Priority Representative shall notify the First-Priority Collateral Agent promptly upon becoming aware thereof and, upon demand by the First-Priority Collateral Agent or the Company, will either (i) release such Lien or (ii) assign such Lien to the First-Priority Collateral Agent (and/or its designee) as security for the applicable First-Priority Obligations (and, in the case of an assignment, each Second-Priority Representative may retain a junior lien on such assets subject to the terms hereof). Each Second Priority Representative agrees that, after the date hereof, if it shall hold any Lien on any assets of the Company or any other Grantor securing any Second-Priority Obligations that are not also subject to the Lien in favor of each other Second-Priority Representative, such Second-Priority Representative shall notify any other Second-Priority Representative promptly upon becoming aware thereof.

Section 2.04 Perfection of Liens. Subject to Section 5.05, none of the First-Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second-Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First-Priority Secured Parties and the Second-Priority Secured Parties and shall not impose on the First-Priority Secured Parties or the Second-Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.05 Nature of Obligations. The priorities of the Liens provided in Section 2.01 shall not be altered or otherwise affected by (a) any Refinancing of the First-Priority Obligations or the Second-Priority Obligations or (b) any action or inaction which any of the First-Priority Secured Parties or the Second-Priority Secured Parties may take or fail to take in respect of the Common Collateral. Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Parties, agrees and acknowledges that (i) a portion of the First-Priority Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (ii) the terms of the First-Priority Collateral Documents and the First-Priority Obligations may be amended, restated, supplemented or otherwise modified, and the First-Priority Obligations, or a portion thereof, may be Refinanced from time to time and (iii) the aggregate amount of the First-Priority Obligations may be increased, in each case, without notice to or consent by the Second-Priority Collateral Agents or the Second-Priority Secured Parties and without affecting the provisions hereof, except as otherwise expressly set forth herein. As between the Company and the Grantors, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Second-Priority Document with respect to the incurrence of additional First-Priority Obligations.

ARTICLE 3
Enforcement

Section 3.01 Exercise of Remedies.

(a) So long as the Discharge of First-Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) no Second-Priority Representative or any Second-Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral in respect of any applicable Second-Priority Obligations, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral by the First-Priority Collateral Agent or any First-Priority Secured Party in respect of the First-Priority Obligations, the exercise of any right by the First-Priority Collateral Agent or any First-Priority Secured Party (or any agent or sub-agent on their behalf) in respect of the First-Priority Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second-Priority Representative or any Second-Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the First-Priority Documents or otherwise in respect of First-Priority Obligations, or (z) object to the forbearance by the First-Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral in respect of First-Priority Obligations and (ii) except as otherwise provided herein, the First-Priority Collateral Agent and the First-Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Second-Priority Representative or any Second-Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Second-Priority Representative may file a claim or statement of interest with respect to the applicable Second-Priority Obligations and (B) each Second-Priority Representative may take any action (not adverse to the prior Liens on the Common Collateral securing the First-Priority Obligations, or the rights of the First-Priority Collateral Agent or the First-Priority Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral. In exercising rights and remedies with respect to the First-Priority Collateral, the First-Priority Collateral Agent and the First-Priority Secured Parties may enforce the provisions of the First-Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of First-Priority Obligations has not occurred, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that it will not, in its capacity as a Secured Party, take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral in respect of the applicable Second-Priority Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of First-Priority Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Second-Priority Representatives and the Second-Priority Secured Parties with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of the applicable Second-Priority Obligations pursuant to the Second-Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First-Priority Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, agrees that no Second-Priority Representative or Second-Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by the First-Priority Collateral Agent or the First-Priority Secured Parties with respect to the Common Collateral under the First-Priority Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby waives any and all rights it or any Second-Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First-Priority Collateral Agent or the First-Priority Secured Parties seek to enforce or collect the First-Priority Obligations or the Liens granted in any of the First-Priority Collateral, regardless of whether any action or failure to act by or on behalf of the First-Priority Collateral Agent or First-Priority Secured Parties is adverse to the interests of the Second-Priority Secured Parties.

(d) Each Second-Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second-Priority Document shall be deemed to restrict in any way the rights and remedies of the First-Priority Collateral Agent or the First-Priority Secured Parties with respect to the First-Priority Collateral as set forth in this Agreement and the First-Priority Documents.

(e) Subject to the proviso appearing in the first sentence of Section 3.01(a) and the following Section 3.01(f), until the Discharge of the First-Priority Obligations, the First-Priority Collateral Agent shall have the exclusive right to exercise any right or remedy with respect to the Common Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.

(f) Notwithstanding the provisions of Section 3.01 above but subject in all cases to Section 4.02, the Second-Priority Collateral Agent may enforce any of its rights and exercise any of its remedies (subject to the limitations set forth in this clause (f) with respect to such actions) with respect to the Second Lien Collateral after a period of 180 consecutive days has elapsed since the date on which the Second-Priority Collateral Agent has delivered to the First-Priority Collateral Agent written notice of the acceleration or non-payment at the final stated maturity of the Indebtedness then outstanding under any Second Lien Documents (the “Standstill Period”); provided, however, that (i) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second-Priority Collateral Agent or any other Second-Priority Secured Party enforce or exercise any rights or remedies with respect to any Common Collateral if the First-Priority Collateral Agent or any other First-Priority Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any insolvency or liquidation proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to all or a material portion of such Collateral (prompt written notice thereof to be given to the Second-Priority Collateral Agent by the applicable First-Priority Representative) and (ii) after the expiration of the Standstill Period, so long as no First-Priority Representative has commenced any action to enforce the Liens securing the First-Priority Obligations on all or any material portion of the Collateral, the Second-Priority Secured Parties (or the Second-Priority Collateral Agent on their behalf) may, subject to the provisions of Article 7, enforce the Liens securing the Second-Priority Obligations with respect to all or any portion of the Common Collateral to the extent permitted hereunder. If the Second-Priority Collateral Agent or any other Second-Priority Secured Party exercises any rights or remedies with respect to the Collateral in accordance with the immediately preceding sentence of this paragraph and thereafter the First-Priority Collateral Agent or any other First-Priority Secured Party commences (or attempts to commence or give notice of its intent to commence) the exercise of any of its rights or remedies with respect to the Collateral (including seeking relief from the automatic stay or any other stay in any proceeding under Bankruptcy Law), the Standstill Period shall recommence and the Second-Priority Collateral Agent and each other Second-Priority Secured Party shall rescind any such rights or remedies already exercised with respect to the Common Collateral.

Section 3.02 Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that, unless and until the Discharge of First-Priority Obligations has occurred, it will not commence, or join with any Person (other than the First-Priority Secured Parties and the First-Priority Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral under any of the applicable Second-Priority Documents or otherwise in respect of the applicable Second-Priority Obligations.

Section 3.03 Second-Priority Collateral Agent and Second-Priority Secured Parties Waiver. The Second-Priority Collateral Agent and the Second-Priority Secured Parties hereby waive any claim they may now or hereafter have against the First-Priority Collateral Agent or any First-Priority Secured Parties arising out of (i) any actions which the First-Priority Collateral Agent (or any of its representatives) takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with any relevant First-Priority Collateral Documents or any other agreement related thereto, or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by the First-Priority Collateral Agent (or any of its agents), in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code, or (iii) subject to Article 6, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its Subsidiaries, as debtor-in-possession.

Section 3.04 Actions upon Breach. Should any Second-Priority Representative or any Second-Priority Secured Party, contrary to this Agreement, in any way, take, attempt to take or threaten to take any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the First-Priority Collateral Agent or any First-Priority Representative or any other First-Priority Secured Party (in its or their own name or in the name of the Company or any other Grantor) may obtain relief against such Second-Priority Representative or such Second-Priority Secured Party by injunction, specific performance or other appropriate equitable relief. Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby (i) agrees that the First-Priority Secured Parties’ damages from the actions of the Second-Priority Representatives or any Second-Priority Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the First-Priority Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First-Priority Collateral Agent, any First-Priority Representative or any other First-Priority Secured Party.

ARTICLE 4
Payments

Section 4.01 Application of Proceeds. After an Event of Default under (and as defined in) any First-Priority Document has occurred, and until such Event of Default is cured or waived, so long as the Discharge of First-Priority Obligations has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies, and any Common Collateral, proceeds thereof or distribution in respect of Common Collateral in any Insolvency or Liquidation Proceeding, shall be applied by the First-Priority Collateral Agent to the First-Priority Obligations in such order as specified in the relevant First-Priority Document (subject to the Pari Passu Intercreditor Agreement) until the Discharge of First-Priority Obligations has occurred.

Upon the Discharge of First-Priority Obligations, the First-Priority Collateral Agent shall deliver promptly to the Second-Priority Collateral Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second-Priority Collateral Agent, in such order as specified in the relevant Second-Priority Documents (and subject to any other applicable intercreditor agreement among the Second-Priority Secured Parties).

Section 4.02 Payments Over. Any Common Collateral or proceeds thereof received by any Second-Priority Representative or any Second-Priority Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Common Collateral (or any distribution in respect of the Common Collateral, whether or not expressly characterized as such) prior to the Discharge of the First-Priority Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the First-Priority Collateral Agent (and/or its designees) for the benefit of the applicable First-Priority Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First-Priority Collateral Agent is hereby authorized to make any such endorsements as agent for any Second-Priority Representative or any such Second-Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE 5
Other Agreements

Section 5.01 Releases.

(a) If, at any time any Grantor, the First-Priority Collateral Agent or the holder of any First-Priority Obligation delivers notice to each Second-Priority Representative that any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) is sold, transferred or otherwise disposed of (x) by the owner of such Common Collateral in a transaction not prohibited by any First-Priority Document or (y) otherwise to the extent the First-Priority Collateral Agent has consented to such sale, transfer or disposition, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second-Priority Secured Parties upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing First-Priority Obligations are released and discharged. Upon delivery to each Second-Priority Representative of a notice from the First-Priority Collateral Agent or the Company stating that any release of Liens securing or supporting the First-Priority Obligations has become effective (or shall become effective upon each First-Priority Representative’s release), whether in connection with a sale of such assets by the relevant owner pursuant to the preceding clauses or otherwise, each Second-Priority Representative will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms (and the Company hereby agrees to deliver any such documents reasonably requested by the First-Priority Collateral Agent in connection therewith). In the case of the sale of all or substantially all of the equity interests of a Grantor or any of its Subsidiaries, the guarantee in favor of the Second-Priority Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of First-Priority Obligations is released and discharged.

(b) Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby irrevocably constitutes and appoints the First-Priority Collateral Agent and any officer or agent of the First-Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Second-Priority Representative or such holder or in the First-Priority Collateral Agent’s own name, from time to time in the First-Priority Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.01, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.01, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of First-Priority Obligations has occurred, each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral to the repayment of First-Priority Obligations pursuant to the First-Priority Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second-Priority Representatives or the Second-Priority Secured Parties to receive proceeds in connection with the Second-Priority Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Second-Priority Collateral Document, in the event the terms of a First-Priority Collateral Document and a Second-Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Common Collateral, (ii) to deliver or afford control over any item of Common Collateral to (to the extent such control can be afforded only to one person under applicable law), or deposit any item of Common Collateral with, (iii) to register ownership of any item of Common Collateral in the name of or make an assignment of ownership of any Common Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Common Collateral, with instructions or orders from, or to treat, in respect of any item of Common Collateral, as the entitlement holder, (v) hold any item of Common Collateral in trust for (to the extent such item of Common Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Common Collateral for the benefit of or subject to the control of or, in respect of any item of Common Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Common Collateral is located or waivers or subordination of rights with respect to any item of Common Collateral in favor of, in any case, both the First-Priority Collateral Agent and any Second-Priority Representative or Second-Priority Secured Party, such Grantor may, until the applicable Discharge of First-Priority Obligations has occurred, comply with such requirement under the applicable Second-Priority Collateral Document as it relates to such Common Collateral by taking any of the actions set forth above only with respect to, or in favor of, the First-Priority Collateral Agent.

Section 5.02 Insurance. Unless and until the Discharge of First-Priority Obligations has occurred, the First-Priority Collateral Agent and the First-Priority Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Priority Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of First-Priority Obligations has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid, subject to the rights of the Grantors under the First-Priority Documents, (a) first, prior to the occurrence of the Discharge of First-Priority Obligations, to the First-Priority Collateral Agent for the benefit of First-Priority Secured Parties pursuant to the terms of the First-Priority Documents, subject to the Pari Passu Intercreditor Agreement, (b) second, after the occurrence of the Discharge of First-Priority Obligations, to the Second-Priority Collateral Agent for the benefit of the Second-Priority Secured Parties pursuant to the terms of the applicable Second-Priority Documents (subject to any applicable intercreditor agreement among the Second-Priority Secured Parties) and (c) third, if no Second-Priority Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second-Priority Representative or any Second-Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First-Priority Collateral Agent in accordance with the terms of Section 4.02.

Section 5.03 Amendments to Second-Priority Documents.

(a) So long as the Discharge of the First-Priority Obligations has not occurred, without the prior written consent of the First-Priority Collateral Agent, no Second-Priority Document may be amended, restated, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second-Priority Document, would (1) require any scheduled payment of principal (including pursuant to a sinking fund obligation) prior to the maturity date thereof or accelerate any date upon which a scheduled payment of principal or interest is due, in each case with respect to any indebtedness outstanding thereunder, (2) shorten the maturity date applicable to any indebtedness incurred thereunder, (3) add or modify (or have the effect of a modification of) any mandatory prepayment or mandatory redemption provision or redemption at the option of the holders thereof in a manner that is more favorable to the holders of the applicable indebtedness, (3) reduce the capacity to incur First-Priority Obligations to an amount less than the aggregate principal amount of indebtedness (including revolving commitments) under the First-Priority Documents on the day of any such amendment, restatement, supplement, modification or Refinancing, (4) restrict the ability of the Grantors to grant liens consistent with the terms of the First-Priority Documents or (5) be prohibited by or inconsistent with any of the terms of this Agreement or any other First-Priority Document or cause the applicable indebtedness thereunder to not constitute Permitted Junior Lien Indebtedness (as defined in the First Lien Credit Agreement as in effect on the date thereof). Unless otherwise agreed to by the First-Priority Collateral Agent, each Grantor agrees that each applicable Second-Priority Collateral Document shall include language substantially the same as the following paragraph (or language to similar effect approved by the First-Priority Collateral Agent, such approval not to be unreasonably withheld):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [insert the relevant Second-Priority Representative] for the benefit of the [Second-Priority Secured Parties] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to (a) JPMorgan Chase Bank, N.A., as collateral agent (and its permitted successors), pursuant to the Amended and Restated Security Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time), by and among Windstream Services, LLC, the guarantors party thereto and JPMorgan Chase Bank, N.A., as collateral agent (b) U.S. Bank, National Association, as collateral agent (and its permitted successors), pursuant to the Security Agreement dated as of November 6, 2017 (as amended, restated, supplemented or otherwise modified from time to time) by and among Windstream Services, LLC, the guarantors party thereto and U.S. Bank National Association, as collateral agent, or (c) any agent or trustee for any Other First-Priority Secured Parties and (ii) the exercise of any right or remedy by the [insert the relevant Second-Priority Representative] hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Common Collateral is subject to the limitations and provisions of the Junior Lien Intercreditor Agreement dated as of [●] (as amended, restated, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement”), by and among JPMorgan Chase Bank, N.A., in its capacity as the First Lien Collateral Agent and First Lien Administrative Agent, U.S. Bank National Association, as Initial Other First-Priority Collateral Agent, and [●], in its capacity as the Second Lien Collateral Agent. In the event of any conflict between the terms of the Junior Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Junior Lien Intercreditor Agreement shall govern.”

(b) In the event that the First-Priority Collateral Agent or the First-Priority Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the First-Priority Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Priority Collateral Document or changing in any manner the rights of the First-Priority Collateral Agent, the First-Priority Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in First-Priority Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second-Priority Collateral Document without the consent of any Second-Priority Representative or any Second-Priority Secured Party and without any action by any Second-Priority Representative, Second-Priority Secured Party, the Company or any other Grantor; provided, however, that (x) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Collateral Document, except to the extent that a release of such Lien is provided for in Section 5.01 hereof and (y) written notice of such amendment, waiver or consent shall have been given to each Second-Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any First-Priority Representative and any Second-Priority Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with and compliance with Section 8.21 of this Agreement and, upon such execution and delivery, such First-Priority Representative, the First-Priority Secured Parties and the First-Priority Obligations and/or such Second-Priority Representative, the Second-Priority Secured Parties and the Second-Priority Obligations, as applicable, shall be subject to the terms hereof.

Section 5.04 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second-Priority Representatives and the Second-Priority Secured Parties may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary of the Company that has guaranteed the Second-Priority Obligations in accordance with the terms of the applicable Second-Priority Documents and applicable law, so long as such rights and remedies do not violate (or are otherwise not prohibited by) this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second-Priority Representative or any Second-Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by any Second-Priority Representative or any Second-Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or enforcement in contravention of this Agreement of any Lien in respect of Second-Priority Obligations held by any of them. In the event any Second-Priority Representative or any Second-Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second-Priority Obligations, such judgment lien shall be subordinated to the Liens securing First-Priority Obligations on the same basis as the other Liens securing the Second-Priority Obligations are so subordinated to such Liens securing First-Priority Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Priority Collateral Agent or the First-Priority Secured Parties may have with respect to the First-Priority Collateral.

Section 5.05 First-Priority Collateral Agent as Gratuitous Bailee/Agent for Perfection.

(a) The First-Priority Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of each Second-Priority Representative and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second-Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(b) The First-Priority Collateral Agent agrees to hold the Deposit Account Collateral (if any) that is part of the Common Collateral and controlled by the First-Priority Collateral Agent as gratuitous bailee and/or gratuitous agent for the benefit of each Second-Priority Representative and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Second-Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c) In the event that the First-Priority Collateral Agent (or its agent or bailees) has Lien filings against intellectual property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, the First-Priority Collateral Agent agrees to hold such Liens as gratuitous bailee and/or gratuitous agent for the benefit of each Second-Priority Representative and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second-Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(d) Except as otherwise specifically provided herein (including Sections 3.01 and 4.01), until the Discharge of First-Priority Obligations has occurred, the First-Priority Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First-Priority Documents as if the Liens under the Second-Priority Collateral Documents did not exist. The rights of the Second-Priority Representatives and the Second-Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(e) The First-Priority Collateral Agent shall have no obligation whatsoever to any Second-Priority Representative or any Second-Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.05. The duties or responsibilities of the First-Priority Collateral Agent under this Section 5.05 shall be limited solely to holding the Pledged Collateral as gratuitous bailee and/or gratuitous agent for the benefit of each Second-Priority Representative for purposes of perfecting the Lien held by the Second-Priority Secured Parties.

(f) The First-Priority Collateral Agent shall not have by reason of the Second-Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second-Priority Representative or any Second-Priority Secured Party and the Second-Priority Representatives and the Second-Priority Secured Parties hereby waive and release the First-Priority Collateral Agent from all claims and liabilities arising pursuant to the First-Priority Collateral Agent’s role under this Section 5.05, as gratuitous bailee and/or gratuitous agent with respect to the Common Collateral.

(g) Upon the Discharge of First-Priority Obligations, the First-Priority Collateral Agent shall deliver to the Second-Priority Collateral Agent, at the Company’s reasonable expense, to the extent that it is legally permitted to do so, the Pledged Collateral (if any) and the Deposit Account Collateral (if any) that is part of the Common Collateral together with any necessary endorsements (or otherwise allow the Second-Priority Collateral Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby (or, in the case of the Deposit Account Collateral, use commercially reasonable efforts to effectuate the transfer contemplated hereby) and shall indemnify the First-Priority Collateral Agent for any loss or damage suffered by the First-Priority Collateral Agent as a result of such transfer except for any loss or damage suffered by the First-Priority Collateral Agent as a result of its own willful misconduct or gross negligence. The First-Priority Collateral Agent has no obligation to follow instructions from any Second-Priority Representative in contravention of this Agreement.

(h) Neither the First-Priority Collateral Agent nor the First-Priority Secured Parties shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the First-Priority Collateral Agent or the First-Priority Secured Parties under the First-Priority Documents or the First-Priority Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

(i) The agreement of the First-Priority Collateral Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 5.05 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

Section 5.06 Second-Priority Collateral Agent as Gratuitous Bailee/Agent for Perfection.

(a) Upon the Discharge of First-Priority Obligations, the Second-Priority Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of the other Second-Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the applicable Second-Priority Collateral Document, subject to the terms and conditions of this Section 5.06.

(b) Upon the Discharge of First-Priority Obligations, the Second-Priority Collateral Agent agrees to hold the Deposit Account Collateral (if any) that is part of the Common Collateral and controlled by the Second-Priority Collateral Agent as gratuitous bailee and/or gratuitous agent for the benefit of other Second-Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the applicable Second-Priority Collateral Document, subject to the terms and conditions of this Section 5.06.

(c) In the event that the Second-Priority Collateral Agent (or its agent or bailees) has Lien filings against intellectual property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, upon the Discharge of First-Priority Obligations, the Second-Priority Collateral Agent agrees to hold such Liens as gratuitous bailee and/or gratuitous agent for the benefit of other Second-Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the applicable Second-Priority Collateral Document, subject to the terms and conditions of this Section 5.06.

(d) The Second-Priority Collateral Agent, in its capacity as gratuitous bailee and/or gratuitous agent, shall have no obligation whatsoever to the other Second-Priority Representatives to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.06. The duties or responsibilities of the Second-Priority Collateral Agent under this Section 5.06 upon the Discharge of First-Priority Obligations shall be limited solely to holding the Pledged Collateral as gratuitous bailee and/or gratuitous agent for the benefit of other Second-Priority Representatives for purposes of perfecting the Lien held by the applicable Second-Priority Secured Parties.

(e) The Second-Priority Collateral Agent shall not have by reason of the Second-Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the other Second-Priority Representatives (or the Second-Priority Secured Parties for which such other Second-Priority Representatives are agent) and the other Second-Priority Representatives hereby waive and release the Second-Priority Collateral Agent from all claims and liabilities arising pursuant to the Second-Priority Collateral Agent’s role under this Section 5.06, as gratuitous bailee and/or gratuitous agent with respect to the Common Collateral.

(f) In the event that the Second-Priority Collateral Agent shall cease to be so designated the Second-Priority Collateral Agent pursuant to the definition of such term, the then Second-Priority Collateral Agent shall deliver to the successor Second-Priority Collateral Agent, to the extent that it is legally permitted to do so, the Pledged Collateral (if any) and the Deposit Account Collateral (if any) together with any necessary endorsements (or otherwise allow the successor Second-Priority Collateral Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Second-Priority Collateral Agent shall perform all duties of the Second-Priority Collateral Agent as set forth herein. The Company shall take such further action as is required to effectuate the transfer contemplated hereby (or, in the case of the Deposit Account Collateral, use commercially reasonable efforts to effectuate the transfer contemplated hereby) and shall indemnify the Second-Priority Collateral Agent for any loss or damage suffered by the Second-Priority Collateral Agent as a result of such transfer except for any loss or damage suffered by the Second-Priority Collateral Agent as a result of its own willful misconduct or gross negligence. The Second-Priority Collateral Agent has no obligation to follow instructions from the successor Second-Priority Collateral Agent in contravention of this Agreement.

(g) The agreement of the Second-Priority Collateral Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 5.06 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

Section 5.07 When Discharge of First-Priority Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of First-Priority Obligations has occurred, the Company incurs and designates any other First-Priority Obligations, or the Company or any Grantor enters into any Refinancing of any First-Priority Document evidencing a First-Priority Obligation, which Refinancing is permitted hereby and by the terms of the Second-Priority Documents, then such Discharge of First-Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First-Priority Obligations), and the obligations under such Refinancing of the First-Priority Document shall automatically be treated as First-Priority Obligations for all purposes of this Agreement, and the applicable agreement governing such Other First-Priority Obligations shall automatically be treated as a First-Priority Document (and, upon designation by the Company thereof, the “First Lien Credit Agreement” hereunder) for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the First-Priority Collateral Agent of amendments, waivers and consents hereunder. Upon receipt of notice of such designation or Refinancing (including the identity of the new First-Priority Collateral Agent), each Second-Priority Representative shall promptly (i) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new First-Priority Collateral Agent shall reasonably request in writing in order to provide the new First-Priority Representative the rights of the First-Priority Collateral Agent contemplated hereby and (ii) to the extent then held by any Second-Priority Representative, deliver to the First-Priority Collateral Agent the Pledged Collateral that is Common Collateral together with any necessary endorsements (or otherwise allow such First-Priority Collateral Agent to obtain possession or control of such Pledged Collateral).

Section 5.08 No Release Upon Discharge of First-Priority Obligations. Notwithstanding any other provisions contained in this Agreement, if a Discharge of First-Priority Obligations occurs, the second-priority Liens on the Second-Priority Collateral securing the Second-Priority Obligations will not be released, except to the extent such Second-Priority Collateral or any portion thereof was disposed of in order to repay the First-Priority Obligations secured by such Second-Priority Collateral (including as contemplated under Section 6.09 below) or otherwise as permitted under the First-Priority Documents and the Second-Priority Documents, as applicable.

Section 5.09 Purchase Option. Without prejudice to the enforcement of the First-Priority Secured Parties’ remedies, the First-Priority Secured Parties agree that following (a) the acceleration of the First-Priority Obligations in accordance with the terms of all First-Priority Documents or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Second-Priority Secured Parties may request, and the First-Priority Secured Parties hereby offer the Second-Priority Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding First-Priority Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the First-Priority Obligations and including all accrued and unpaid interest and fees and expenses as of the date of closing of such purchase, in accordance with the relevant First-Priority Documents, without warranty or representation or recourse (except for customary representations and warranties required to be made by assigning lenders pursuant to any assignment agreement required under any of the First Lien Documents, Initial Other First-Priority Documents, and Other First-Priority Documents). In connection with such purchase, all issued and undrawn letters of credit constituting First-Priority Obligations shall be cancelled, replaced or cash collateralized in an amount not less than 103% of the face amount thereof by the purchasing Second-Priority Secured Parties, or the purchasing Second-Priority Secured Parties shall have provided other similar credit support satisfactory to each relevant issuer; provided that at such time as all such letters of credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above shall be returned to the respective purchasers. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Second-Priority Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the applicable First-Priority Representatives and the applicable Second-Priority Representative. If none of the Second-Priority Secured Parties exercise such right within the time periods set forth above, the First-Priority Secured Parties shall have no further obligations pursuant to this Section 5.09 for such Purchase Event and may take any further actions in their sole discretion in accordance with the First-Priority Documents and this Agreement. The Borrower and each First-Priority Representative hereby consents to any assignment pursuant to this Section 5.09 to the extent it has a consent or similar approval right under the assignment provisions of the relevant First-Priority Documents.

Article 6
Insolvency or Liquidation Proceedings

Section 6.01 Financing Issues.

(a) If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First-Priority Collateral Agent shall desire to permit (or not object to) the use of cash collateral or to permit (or not object to) the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that it will raise no (i) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent expressly permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03) and, to the extent the Liens securing the First-Priority Obligations under the First-Priority Documents are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed to have subordinated) its Liens on the Common Collateral to (x) such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Priority Obligations are so subordinated to Liens securing First-Priority Obligations under this Agreement, subject to clause (b) of this Section 6.01, (y) any “carve-out” or administrative charge for professional and United States trustee fees agreed to by the First-Priority Representatives and (z) all adequate protection liens granted to the First-Priority Secured Parties with respect to any Common Collateral, (ii) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First-Priority Obligations made by the First-Priority Collateral Agent or any holder of First-Priority Obligations, (iii) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) any lawful exercise by any holder of First-Priority Obligations of the right to credit bid First-Priority Obligations at any sale in foreclosure of First-Priority Collateral, (iv) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) any other request for judicial relief made in any court by any holder of First-Priority Obligations relating to the lawful enforcement of any Lien on First-Priority Collateral or (v) objection to (and will not otherwise contest or join with or support any third party opposing, objecting to or contesting) any order relating to a sale of assets of any Grantor for which the First-Priority Collateral Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First-Priority Obligations and the Second-Priority Obligations will attach to the proceeds of the sale (to the extent such proceeds are not applied to repay the First-Priority Obligations) on the same basis of priority as the Liens securing the First-Priority Collateral rank to the Liens securing the Second-Priority Collateral in accordance with this Agreement.

(b) Notwithstanding the foregoing, the provisions of clause (i) of Section 6.01(a) shall only be applicable as to the Second-Priority Secured Parties with respect to any use of cash collateral or DIP Financing to the extent that: (i) the Second-Priority Representatives retain their Liens with respect to the Common Collateral that existed as of the date of the commencement of the applicable Insolvency or Liquidation Proceeding (including proceeds thereof arising after the commencement of such Insolvency or Liquidation Proceeding (to the extent such proceeds are not applied to repay the First-Priority Obligations)) and (ii) such DIP Financing is secured by Lien equal or senior to Liens securing First Lien Obligations.

(c) Until the Discharge of First-Priority Obligations has occurred, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that none of them shall assert a claim under section 507(b) of the Bankruptcy Code.

Section 6.02 Relief from the Automatic Stay. Until the Discharge of First-Priority Obligations has occurred, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in respect of the Common Collateral, without the prior written consent of the First-Priority Collateral Agent.

Section 6.03 Adequate Protection. Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that none of them shall object or contest (or support any other Person objecting to or contesting) (a) any request by the First-Priority Collateral Agent or the First-Priority Secured Parties for adequate protection, (b) any objection by the First-Priority Collateral Agent or the First-Priority Secured Parties to any motion, relief, action or proceeding based on the First-Priority Collateral Agent’s or the First-Priority Secured Parties’ claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of the First-Priority Collateral Agent, any First-Priority Representative or any other First-Priority Secured Party under Section 506(b) or 506(c) of Title 11 of the United States Code or any similar provisions of any other Bankruptcy Law. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the First-Priority Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then each Second-Priority Representative, on behalf of itself and any applicable Second-Priority Secured Party, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the First-Priority Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Priority Obligations are so subordinated to the Liens securing First-Priority Obligations under this Agreement and (ii) in the event any Second-Priority Representative, on behalf of itself or any applicable Second-Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second-Priority Representative, on behalf of itself or each such Second-Priority Secured Party, agrees that the First-Priority Representatives shall also be granted a senior Lien on such additional collateral as security for the applicable First-Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second-Priority Obligations shall be subordinated to the Liens on such collateral securing the First-Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First-Priority Secured Parties as adequate protection on the same basis as the other Liens securing the Second-Priority Obligations are so subordinated to such Liens securing First-Priority Obligations under this Agreement.

Section 6.04 Preference Issues. If any First-Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the First-Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First-Priority Secured Parties shall remain entitled to the benefits of this Agreement until a Discharge of First-Priority Obligations with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.05 Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

Section 6.06 506(c) Claims. Until the Discharge of First-Priority Obligations has occurred, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the First-Priority Obligations for costs or expenses of preserving or disposing of any Common Collateral.

Section 6.07 Separate Grants of Security and Separate Classifications; Plans of Reorganization.

(a) Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, acknowledges and agrees that (i) the grants of Liens pursuant to the First-Priority Collateral Documents and the Second-Priority Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Second-Priority Obligations are fundamentally different from the First-Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First-Priority Secured Parties and the Second-Priority Secured Parties in respect of the Common Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second-Priority Secured Parties), the First-Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable) before any distribution is made in respect of the Second-Priority Obligations, with each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby acknowledging and agreeing to turn over to the First-Priority Collateral Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second-Priority Secured Parties.

(b) Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall not propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement other than with the prior written consent of the First-Priority Collateral Agent.

Section 6.08 Section 1111(b)(2) Waiver. Each Second-Priority Representative, for itself and on behalf of the other Second-Priority Secured Parties, waives any claim it may hereafter have against any First-Priority Secured Party arising out of the election by any First-Priority Secured Party of the application to the claims of any First-Priority Secured Party of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any sale, use or lease, cash collateral or DIP Financing arrangement or out of any grant of a security interest in connection with the Common Collateral in any Insolvency or Liquidation Proceeding.

Section 6.09 Asset Sales. Each Second-Priority Representative agrees, for and on behalf of itself and the applicable Second-Priority Secured Parties represented thereby, that it (i) will not oppose any sale consented to by the First-Priority Collateral Agent or any First-Priority Representative of any Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency or Liquidation Proceeding), so long as the Second-Priority Representative, for the benefit of the Second Priority Secured Parties, shall retain a Lien on the proceeds of such sale (to the extent such proceeds of such sale are not applied to repay the First-Priority Obligations or otherwise in accordance with this Agreement) and (ii) shall not have any right to credit bid in any disposition of Collateral in accordance with sections 363(k) or 1129(b)(2)(A)(ii) of the Bankruptcy Code or otherwise, unless such credit bid contemplates the payment in full in cash of all First Priority Obligations on the closing of such disposition.

Section 6.10 Reorganization Securities; Voting. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a Plan of Reorganization or similar dispositive restructuring plan, on account of both the First-Priority Obligations and the Second-Priority Obligations, then, to the extent the debt obligations distributed on account of the First-Priority Obligations and on account of the Second-Priority Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. Any such reorganization debt obligations distributed on account of the Second-Priority Obligations must provide (i) for the payment of interest thereon in kind until such time as the reorganization debt obligations distributed on account of the First-Priority Obligations are paid in full and Discharged in accordance with the terms thereof and (ii) for a maturity date and weighted average life to maturity that is later than the maturity date, or longer than the weighted average life to maturity, as the case may be, of the reorganization debt obligations distributed on account of the First-Priority Obligations.

Section 6.11 Post-Petition Interest. Each Second-Priority Secured Party shall not oppose or seek to challenge any claim by any First-Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of First-Priority Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under Section 506(b) of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law) or otherwise, to the extent of the value of the Lien of the First-Priority Representative on behalf of the First-Priority Secured Parties on the First-Priority Collateral (for this purpose ignoring all claims and Liens held by the Second-Priority Secured Parties on the Common Collateral).

ARTICLE 7
Reliance; Waivers; etc.

Section 7.01 Reliance. Other than any reliance on the terms of this Agreement, each First-Priority Representative, on behalf of itself and each applicable First-Priority Secured Party (other than the First Lien Administrative Agent and the First Lien Collateral Agent), acknowledges that it and the applicable First-Priority Secured Parties (other than the First Lien Administrative Agent and the First Lien Collateral Agent) have, independently and without reliance on the Second-Priority Collateral Agent or any Second-Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable First-Priority Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable First-Priority Documents or this Agreement. Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party (other than the Second Lien Trustee and the Second Lien Collateral Agent), acknowledges that it and the applicable Second-Priority Secured Parties (other than the Second Lien Trustee and the Second Lien Collateral Agent) have, independently and without reliance on the First-Priority Collateral Agent or any First-Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Second-Priority Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Second-Priority Documents or this Agreement.

Section 7.02 No Warranties or Liability. Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, acknowledges and agrees that neither the First-Priority Collateral Agent nor any First-Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Priority Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. Neither the First-Priority Collateral Agent nor any First-Priority Secured Party shall have any duty to any Second-Priority Representative or any Second-Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Second-Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Junior Lien Intercreditor Agreement, the First-Priority Collateral Agent, the First-Priority Secured Parties, the Second-Priority Representatives and the Second-Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second-Priority Obligations, the First-Priority Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s or any other Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03 Obligations Unconditional. All rights, interests, agreements and obligations of the First-Priority Collateral Agent and the First-Priority Secured Parties, and the Second-Priority Representatives and the Second-Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First-Priority Documents or any Second-Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Priority Obligations or Second-Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Administrative Agent or any other First-Priority Document or of the terms of the Second Lien Indenture or any other Second-Priority Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Priority Obligations or Second-Priority Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First-Priority Obligations, or of any Second-Priority Representative or any Second-Priority Secured Party in respect of this Agreement.

ARTICLE 8
Miscellaneous

Section 8.01 Conflicts. Subject to Section 8.19, in the event of any conflict between the terms of this Agreement and the terms of any First-Priority Document or any Second-Priority Document, the terms of this Agreement shall govern. Notwithstanding any other term or provision set forth in this Agreement, nothing herein shall require the First-Priority Collateral Agent, the Initial Other First-Priority Collateral Agent or any of the First-Priority Secured Parties to take any action that would violate any applicable laws.

Section 8.02 Continuing Nature of this Agreement; Severability. Subject to Section 5.07 and Section 6.04, this Agreement shall continue to be effective until the Discharge of First-Priority Obligations shall have occurred. This is a continuing agreement of lien subordination and the First-Priority Secured Parties may continue, at any time and without notice to each Second-Priority Representative or any Second-Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First-Priority Obligations in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding, any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.03 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each Second-Priority Representative (or its authorized agent), each First-Priority Representative (or its authorized agent) and, in the case of any amendment that increases the obligations, or otherwise adversely affects any right, of the Company hereunder, the Company, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding anything in this Section 8.03 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of any First-Priority Representative, any Second-Priority Representative, any First-Priority Secured Party or any Second-Priority Secured Party or any other Person then party thereto, but in each case subject to Section 8.21, to (i) add other parties holding Other First-Priority Obligations (or any agent or trustee therefor) and Other Second-Priority Obligations (or any agent or trustee therefor) in each case to the extent such Obligations are not prohibited by any First-Priority Document or any Second-Priority Document, (ii) in the case of Other Second-Priority Obligations, (a) establish that the Lien on the Common Collateral securing such Other Second-Priority Obligations shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First-Priority Obligations and shall share in the benefits of the Common Collateral equally and ratably with or junior to all Liens on the Common Collateral securing any Second-Priority Obligations (subject to the terms of the applicable Second-Priority Documents and the Pari Passu Intercreditor Agreement), and (b) provide to the holders of such Other Second-Priority Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First-Priority Collateral Agent) as are provided to the holders of Second-Priority Obligations under this Agreement (subject to the terms of the applicable Second-Priority Documents), (iii) in the case of Other First-Priority Obligations, (a) establish that the Lien on the Common Collateral securing such Other First-Priority Obligations shall be superior in all respects to all Liens on the Common Collateral securing any Second-Priority Obligations and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any First-Priority Obligations (subject to the terms of the applicable First-Priority Documents), and (b) provide to the holders of such Other First-Priority Obligations (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of First-Priority Obligations under this Agreement (subject to the terms of the applicable First-Priority Documents), in each case so long as such modifications are not prohibited by any First-Priority Document or any Second-Priority Document and (iv) give effect to any Refinancing of any Obligations. In furtherance thereof, the Company may designate hereunder in writing obligations as a First Lien Credit Agreement (and any Person operating in such capacity thereunder as a First Lien Administrative Agent or First Lien Collateral Agent), a Second Lien Document (and any Person operating in such capacity thereunder as a Second Lien Collateral Agent), Other First-Priority Obligations (and any Person operating in such capacity thereunder as an Other First Lien Representative) or Other Second-Priority Obligations (and any Person operating in such capacity thereunder as an Other Second-Priority Representative), and may specify that any such obligations constitute a Refinancing of any existing series of Obligations, if the incurrence of such obligations and related Liens (including the priority thereof) is not prohibited under each of the Financing Documents and this Agreement. Any such additional party and each First-Priority Representative and Second-Priority Representative shall be entitled to rely on the determination of an officer of the Company that such modifications are not prohibited by any First-Priority Document or any Second-Priority Document if such determination is set forth in an officer’s certificate delivered to such party, the First-Priority Collateral Agent and each Second-Priority Representative. At the request (and sole expense) of the Company, without the consent of any First-Priority Secured Party or Second-Priority Secured Party, each of the First-Priority Collateral Agent, the Second-Priority Collateral Agent and each other First-Priority Representative and Second-Priority Representative shall execute and deliver an acknowledgment and confirmation of such permitted modifications and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate such permitted modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications).

Section 8.04 Information Concerning Financial Condition of the Company and the Subsidiaries. The First-Priority Collateral Agent, the First-Priority Secured Parties, each Second-Priority Representative and the Second-Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries of the Company and all endorsers and/or guarantors of the Second-Priority Obligations or the First-Priority Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Second-Priority Obligations or the First-Priority Obligations. The First-Priority Collateral Agent, the First-Priority Secured Parties, each Second-Priority Representative and the Second-Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First-Priority Collateral Agent, any First-Priority Secured Party, any Second-Priority Representative or any Second-Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First-Priority Collateral Agent, the First-Priority Secured Parties, the Second-Priority Representatives and the Second-Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.05 Subrogation. Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Priority Obligations has occurred.

Section 8.06 Application of Payments. Except as otherwise provided herein, all payments received by the First-Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First-Priority Obligations as the First-Priority Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the First-Priority Documents and the Pari Passu Intercreditor Agreement. Except as otherwise provided herein, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, assents to any such extension or postponement of the time of payment of the First-Priority Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First-Priority Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 8.07 Consent to Jurisdiction; Waivers. The parties hereto irrevocably and unconditionally agree that any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any party hereto, or any affiliate of thereof, in any way relating to this Agreement or the transactions relating hereto, shall be tried and litigated only in the courts of the State of New York sitting in Borough of Manhattan, and in the United States District Court of the Southern District of New York, and any appellate court from any thereof. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court located in the Borough of Manhattan, New York, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.08 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

Section 8.08 Notices. All notices to the First-Priority Secured Parties and the Second-Priority Secured Parties permitted or required under this Agreement may be sent to the First-Priority Collateral Agent, the Second-Priority Collateral Agent, or any other First-Priority Representative or Second-Priority Representative as provided in the First Lien Credit Agreement, the Second Lien Indenture, the relevant First-Priority Document or the relevant Second-Priority Document, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. Each First-Priority Representative hereby agrees to promptly notify each Second-Priority Representative upon payment in full in cash of all indebtedness under the applicable First-Priority Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

Section 8.09 Further Assurances. Each of the Second-Priority Representatives, on behalf of itself and each applicable Second-Priority Secured Party, and each of the First-Priority Representatives, on behalf of itself and each applicable First-Priority Secured Party, agrees that each of them shall take such further action and shall execute and deliver to the First-Priority Collateral Agent and the First-Priority Secured Parties such additional documents and instruments (in recordable form, if requested) as the First-Priority Collateral Agent or the First-Priority Secured Parties may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

Section 8.10 Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Section 8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First-Priority Collateral Agent, the other First-Priority Representatives, the First-Priority Secured Parties, the Second-Priority Representatives, the Second-Priority Secured Parties, the Company, the Company’s Subsidiaries party hereto and their respective permitted successors and assigns.

Section 8.12 Specific Performance. The First-Priority Collateral Agent may demand specific performance of this Agreement. Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, hereby irrevocably (x) waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First-Priority Collateral Agent and (y) agrees that, in connection with the forgoing, the First-Priority Collateral Agent may seek an affirmative injunction to enforce the Agreement without a requirement to post a bond in connection therewith.

Section 8.13 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

Section 8.14 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or in portable document format (pdf), each of which shall be an original and all of which shall together constitute one and the same document.

Section 8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each First-Priority Representative represents and warrants that this Agreement is binding upon the applicable First-Priority Secured Parties for which such First-Priority Representative is acting. Each Second-Priority Representative represents and warrants that this Agreement is binding upon the applicable Second-Priority Secured Parties for which such Second-Priority Representative is acting.

Section 8.16 No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of First-Priority Obligations and Second-Priority Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder.

Section 8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

Section 8.18 First-Priority Representatives and Second-Priority Representatives. It is understood and agreed that (a) JPMorgan is entering into this Agreement in its capacity as First Lien Collateral Agent under the First Lien Collateral Agreement, and the provisions of Article 8 of the First Lien Credit Agreement applicable to the First Lien Collateral Agent thereunder shall also apply to it as First-Priority Collateral Agent and First Lien Collateral Agent hereunder and (b) [●] is entering into this Agreement in its capacity as Second Lien Collateral Agent under the Second Lien Indenture, and the provisions of Article [●] of the Second Lien Indenture applicable to the Second Lien Collateral Agent thereunder shall also apply to it as Second-Priority Collateral Agent and Second Lien Collateral Agent hereunder.

Section 8.19 Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Sections 5.01 and 5.03(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien Credit Agreement, the Second Lien Indenture or any other First-Priority Document or Second-Priority Document entered into in connection with the First Lien Credit Agreement, the Second Lien Indenture or any other First-Priority Document or Second-Priority Document or permit the Company or any Subsidiary of the Company to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the First Lien Credit Agreement, the Second Lien Indenture or any other First-Priority Document or Second-Priority Document entered into in connection with the First Lien Credit Agreement, the Second Lien Indenture or any other First-Priority Document or Second-Priority Document, (b) change the relative priorities of the First-Priority Obligations or the Liens granted under the First-Priority Documents on the Common Collateral (or any other assets) as among the First-Priority Secured Parties or (c) otherwise change the relative rights of the First-Priority Secured Parties in respect of the Common Collateral as among such First-Priority Secured Parties as set forth in the Pari Passu Intercreditor Agreement and the First-Priority Documents or (d) obligate the Company or any Subsidiary of the Company to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the First Lien Credit Agreement, the Second Lien Indenture or any other First-Priority Document or Second-Priority Document entered into in connection with the First Lien Credit Agreement, the Second Lien Indenture or any other First-Priority Document or Second-Priority Document.

Section 8.20 Second-Priority Collateral Agent. The Second-Priority Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Second Lien Indenture; and in so doing, the Second-Priority Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Second-Priority Collateral Agent shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Second-Priority Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Second Lien Indenture and, as applicable, the Second Lien Collateral Agreement.

Section 8.21 Joinder Requirements. The Company may designate additional obligations as Other First-Priority Obligations or Other Second-Priority Obligations pursuant to this Section 8.21 if (x) the incurrence of such obligations is not prohibited by any First-Priority Document or Second-Priority Document then in effect and (y) the Company shall have delivered an officer’s certificate to each First-Priority Representative and each Second-Priority Representative certifying the same. If not so prohibited, the Company shall (i) notify each Representative in writing of such designation and (ii) cause the applicable new First-Priority Representative or Second-Priority Representative to execute and deliver to each other First-Priority Representative and Second-Priority Representative, a Joinder Agreement substantially in the form of Exhibit A or Exhibit B, as applicable, hereto.

Section 8.22 Intercreditor Agreements.

(a) Each party hereto agrees that the First-Priority Secured Parties (as among themselves) and the Second-Priority Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements, including, in the case of the First-Priority Secured Parties, the Pari Passu Intercreditor Agreement) with the applicable First-Priority Representatives or Second-Priority Representatives, as the case may be, governing the rights, benefits and privileges as among the First-Priority Secured Parties or as among the Second-Priority Secured Parties, as the case may be, in respect of any or all of the Common Collateral, this Agreement and the other First-Priority Collateral Documents or the other Second-Priority Collateral Documents, as the case may be, including as to application of proceeds of any Common Collateral, voting rights, control of any Common Collateral and waivers with respect to any Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the other First-Priority Collateral Documents or Second-Priority Collateral Documents, as the case may be. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other First-Priority Collateral Document or Second-Priority Collateral Document, and the provisions of this Agreement and the other First-Priority Collateral Documents and Second-Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

(b) In addition, in the event that the Company or any Subsidiary thereof incurs any Obligations secured by a Lien on any Common Collateral that is junior to Liens thereon securing any First-Priority Obligations or Second-Priority Obligations, as the case may be, and such Obligations are not designated by the Company as Second-Priority Obligations, then the First-Priority Collateral Agent and/or Second-Priority Collateral Agent shall upon the request of the Company enter into an intercreditor agreement with the agent or trustee for the creditors with respect to such secured Obligations to reflect the relative Lien priorities of such parties with respect to the relevant portion of the Common Collateral and governing the relative rights, benefits and privileges as among such parties in respect of such Common Collateral, including as to application of the proceeds of such Common Collateral, voting rights, control of such Common Collateral and waivers with respect to such Common Collateral, in each case, so long as such secured Obligations are not prohibited by, and the terms of such intercreditor agreement do not violate or conflict with, the provisions of this Agreement or any of the First-Priority Documents or Second-Priority Documents, as the case may be. If any such intercreditor agreement (or similar arrangement) is entered into, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any First-Priority Documents, and the provisions of this Agreement, the First-Priority Documents and the Second-Priority Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the respective terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A.,
as First Lien Collateral Agent and
First-Priority Collateral Agent

By:
Name:
Title:

U.S. BANK NATIONAL
ASSOCIATION,
as Initial Other First-Priority
Collateral Agent

By:
Name:
Title:

[_______________],
as Second Lien Collateral Agent and
Second-Priority Collateral Agent

By:
Name:
Title:

ACKNOWLEDGMENT

The Grantors each hereby acknowledge that they have received a copy of the foregoing Junior Lien Intercreditor Agreement and consent thereto, agree to recognize all rights granted thereby to the First Lien Collateral Agent, and the other First-Priority Secured Parties, and the Second Lien Collateral Agent, and the other Second-Priority Secured Parties, and waive the provisions of Section 9-615(a) of the UCC in connection with the application of proceeds of Collateral in accordance with the provisions of the Junior Lien Intercreditor Agreement; provided, however, that the foregoing shall not, without the consent of Company, impair the rights of any Grantor under the First-Priority Documents or the Second-Priority Documents. The Grantors each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the foregoing Junior Lien Intercreditor Agreement, as amended, restated, supplemented or otherwise modified from time to time.

[Signatures on following pages]

Acknowledged as of the date first written above:

Grantors:

WINDSTREAM SERVICES, LLC

By:
Name:
Title:

WINDSTREAM FINANCE CORP.

By:
Name:
Title:

SOUTHWEST ENHANCED
NETWORK SERVICES, LLC

By:	Windstream Services, LLC, its sole member
By:
Name:
Title:

WINDSTREAM SOUTHWEST LONG
DISTANCE, LLC

By:	Windstream Services, LLC, its sole
member
By:
Name:
Title:

WINDSTREAM FINANCE CORP.

By:
Name:
Title:

THE GRANTORS LISTED ON
ANNEX I HERETO

By:
Name:
Title:

Annex I
List of Guarantors

[To be Attached]

EXHIBIT A
Joinder Agreement

JOINDER AGREEMENT
(Other First-Priority Obligations)

JOINDER AGREEMENT (this “Agreement”) dated as of [________], [____], among [____________] (the “New Representative”), as an Other First-Priority Representative, [[________________] (the “New Collateral Agent”)]2, as an Other First-Priority Collateral Agent, JPMORGAN CHASE BANK, N.A., as collateral agent for the First Lien Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed) and as First Lien Collateral Agent and First-Priority Collateral Agent, U.S. BANK NATIONAL ASSOCIATION, as Initial Other First-Priority Collateral Agent, and [__________________________] as collateral agent for the Second Lien Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed) and as Second Lien Collateral Agent and Second-Priority Collateral Agent.

This Agreement is supplemental to that certain Junior Lien Intercreditor Agreement, dated as of [●], 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement”), by and among the parties (other than the New Representative and the New Collateral Agent) referred to above. This Agreement has been entered into to record the accession of the New Representative[s] as Other First-Priority Representative[s] under the Junior Lien Intercreditor Agreement [and to record the accession of the New Collateral Agent as an Other First-Priority Collateral Agent under the Junior Lien Intercreditor Agreement].

ARTICLE I
Definitions

SECTION 1.01 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Junior Lien Intercreditor Agreement.

ARTICLE II
Accession

SECTION 2.01 [The][/Each] New Representative agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Junior Lien Intercreditor Agreement as an Other First-Priority Representative as if it had originally been party to the Junior Lien Intercreditor Agreement as an Other First-Priority Representative.

SECTION 2.02 [The New Collateral Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Junior Lien Intercreditor Agreement as an Other First-Priority Collateral Agent as if it had originally been party to the Junior Lien Intercreditor Agreement as an Other First-Priority Collateral Agent.]

______________________
2 To be included if applicable.

SECTION 2.03 The New Representative[s] and the New Collateral Agent confirm[s] that their address details for notices pursuant to the Junior Lien Intercreditor Agreement [is][/are] as follows: [_____________].

SECTION 2.04 Each party to this Agreement (other than the New Representative[s] and the New Collateral Agent) confirms the acceptance of the New Representative[s] and New Collateral Agent as an Other First-Priority Representative and Other First-Priority Collateral Agent, respectively, for purposes of the Junior Lien Intercreditor Agreement.

SECTION 2.05 [________] [is][/are] acting in the capacities of Other First-Priority Representative[s] and [________] is acting in its capacity as Other First-Priority Collateral Agent solely for the Secured Parties under [_____________].

ARTICLE III
Miscellaneous

SECTION 3.01 This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 3.02 This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[INSERT SIGNATURE BLOCKS, INCLUDING
ACKNOWLEDGEMENT BY GRANTORS]

EXHIBIT B
Joinder Agreement

JOINDER AGREEMENT
(Other Second-Priority Obligations)

JOINDER AGREEMENT (this “Agreement”) dated as of [__________], [_____], among [__________] (the “New Representative”), as an Other Second-Priority Representative, [__________] (the “New Collateral Agent”)]3, JPMORGAN CHASE BANK, N.A., as collateral agent for the First Lien Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed) and as First Lien Collateral Agent and First-Priority Collateral Agent, U.S. BANK NATIONAL ASSOCIATION, as Initial Other First-Priority Collateral Agent, and [__________] as collateral agent for the Second Lien Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed) and as Second Lien Collateral Agent and Second-Priority Collateral Agent.

This Agreement is supplemental to that certain Junior Lien Intercreditor Agreement, dated as of [●], 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement”), by and among the parties (other than the New Representative and the New Collateral Agent) referred to above. This Agreement has been entered into to record the accession of the New Representative[s] as Other Second-Priority Representative[s] under the Junior Lien Intercreditor Agreement [and to record the accession of the New Collateral Agent as an Other Second-Priority Collateral Agent under the Junior Lien Intercreditor Agreement].

ARTICLE I
Definitions

SECTION 1.01 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Junior Lien Intercreditor Agreement.

ARTICLE II
Accession

SECTION 2.01 [The][/Each] New Representative agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Junior Lien Intercreditor Agreement as an Other Second-Priority Representative as if it had originally been party to the Junior Lien Intercreditor Agreement as an Other Second-Priority Representative.

SECTION 2.02 [The New Collateral Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Junior Lien Intercreditor Agreement as an Other Second-Priority Collateral Agent as if it had originally been party to the Junior Lien Intercreditor Agreement as an Other Second-Priority Collateral Agent.]

______________________
3 To be included if applicable.

SECTION 2.03 The New Representative[s] and the New Collateral Agent confirm[s] that their address details for notices pursuant to the Junior Lien Intercreditor Agreement [is][/are] as follows: [_____________].

SECTION 2.04 Each party to this Agreement (other than the New Representative[s] and the New Collateral Agent) confirms the acceptance of the New Representative[s] and the New Collateral Agent as an Other Second-Priority Representative and an Other Second-Priority Collateral Agent, respectively, for purposes of the Junior Lien Intercreditor Agreement.

SECTION 2.05 [________] [is][/are] acting in the capacities of Other Second-Priority Representative[s] and [________] is acting in its capacity as Other Second-Priority Collateral Agent solely for the Secured Parties under [_____________].

ARTICLE III
Miscellaneous

SECTION 3.01 This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 3.02 This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[INSERT SIGNATURE BLOCKS, INCLUDING ACKNOWLEDGEMENT
BY GRANTORS]